FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172143-05

July 23, 2012

FREE WRITING PROSPECTUS

COLLATERAL TERM SHEET

COMM 2012-CCRE2

Deutsche Mortgage & Asset Receiving Corporation
Depositor

Cantor Commercial Real Estate Lending, L.P.
German American Capital Corporation
Ladder Capital Finance LLC
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.

Joint Bookrunning Managers and Co-Lead Managers

Ladder Capital Securities
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. Inc. and Ladder Capital Securities LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the Commercial Mortgage Pass-Through Certificates, Series COMM 2012-CCRE2 (the “Offering Document”). The Information supersedes any such information previously delivered. The Information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IRS CIRCULAR 230 NOTICE: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	David Y. Lee		Collateral:	Fee Simple
Borrower:	1055 Seventh, LLC		Location:	Los Angeles, CA
Original Balance:	$118,000,000		Year Built / Renovated:	1987 / NAP
Cut-off Date Balance:	$117,876,076		Total Sq. Ft.:	615,953
% by Initial UPB:	-.-%		Property Management:	Jamison Services, Inc.
Interest Rate:	5.0500%		Underwritten NOI:	$11,387,323
Payment Date:	6th of each month		Underwritten NCF:	$10,498,880
First Payment Date:	August 6, 2012		“As-is” Appraised Value:	$165,000,000
Maturity Date:	July 6, 2022		“As-is” Appraisal Date:	April 5, 2012
Amortization:	360 months		“As Stabilized” Appraised Value(2):	$172,000,000
Additional Debt:	None		“As Stabilized” Appraisal Date(2):	October 5, 2013
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place		Historical NOI
			2011 NOI:	$6,188,052 (December 31, 2011)
Reserves(1)			2010 NOI(3):	$14,130,547 (December 31, 2010)
	Initial	Monthly	2009 NOI:	$7,987,488 (December 31, 2009)
Taxes:	$232,349	$116,174	2008 NOI:	$6,424,261 (December 31, 2008)
Insurance:	$0	Springing	2007 NOI:	NAV
Replacement:	$0	$12,500
TI/LC:	$427,378	$62,683	Historical Occupancy
Rent Abatement:	$2,035,542	$0	Current Occupancy:	85.2% (June 1, 2012)
Major Tenant Sweep:	$0	Springing	2011 Occupancy(4):	63.0% (December 31, 2011)
State of California Sweep:	$0	Springing	2010 Occupancy:	79.4% (December 31, 2010)
			2009 Occupancy:	84.2% (December 31, 2009)
Financial Information			2008 Occupancy:	81.2% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:	$191		2007 Occupancy:	NAV
Balloon Balance / Sq. Ft.:	$158
(1)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(2)       The “As Stabilized” LTV is 68.5% based on achieving a stabilized occupancy of 90.0%.
(3)       2010 NOI includes approximately $5.4 million in termination fees when Los Angeles United School District (“LAUSD”) moved out of the building and consolidated to another location in Downtown Los Angeles.
(4)       Occupancy at the 1055 West 7th Street Property dropped in 2011 to 63.0% when LAUSD (which was occupying 117,054 sq. ft.) moved out of the building. The sponsor subsequently leased the space to L.A. Care.

Cut-off Date LTV(2):	71.4%
Balloon LTV:	58.9%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.37x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
L.A. Care	NR/NR/NR	159,431	25.9%	$23.54	28.3%	11/30/2021(1)
Morris Polich & Purdy	NR/NR/NR	47,413	7.7%	$25.09	9.0%	4/30/2016
Los Angeles County Bar Association	NR/NR/NR	39,829	6.5%	$30.60	9.2%	4/5/2021(2)
Gilbert, Kelly, Crowley & Jennet	NR/NR/NR	31,166	5.1%	$24.00	5.6%	4/30/2015
Harrington, Foxx, Dubrow & Cantor	NR/NR/NR	21,460	3.5%	$23.40	3.8%	7/31/2014(3)
Total Major Tenants		299,299	48.6%	$24.76	55.8%
Remaining Tenants		225,520	36.6%	$26.03	44.2%
Total Occupied Collateral		524,819	85.2%	$25.31	100.0%
Vacant		91,134	14.8%
Total		615,953	100.0%

(1)
L.A. Care has a lease for 3,292 sq. ft. that expires in April 2014. In addition, L.A. Care has a one-time right to terminate all or a portion of its lease in November 2016 with 12 months notice and a termination fee of three months of base rent plus unamortized costs associated with the space.

(2)	Los Angeles County Bar Association has an option to terminate its lease in April 2014 or thereafter with 12 months notice and a termination fee of unamortized costs in association with the space.
(3)	The Harrington, Foxx, Dubrow & Cantor Net Rentable Area includes 1,007 sq. ft. of storage space that is leased on a month-to-month basis.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	7	3,940	0.6%	3,940	0.6%	$12.70	0.4%	0.4%
2012	2	15,767	2.6%	19,707	3.2%	$26.13	3.1%	3.5%
2013	6	41,233	6.7%	60,940	9.9%	$31.63	9.8%	13.3%
2014	10	71,812	11.7%	132,752	21.6%	$24.79	13.4%	26.7%
2015	8	66,845	10.9%	199,597	32.4%	$24.06	12.1%	38.8%
2016	5	68,355	11.1%	267,952	43.5%	$24.75	12.7%	51.5%
2017	6	50,589	8.2%	318,541	51.7%	$27.34	10.4%	62.0%
2018	1	9,495	1.5%	328,036	53.3%	$17.24	1.2%	63.2%
2019	0	0	0.0%	328,036	53.3%	$0.00	0.0%	63.2%
2020	0	0	0.0%	328,036	53.3%	$0.00	0.0%	63.2%
2021	3	195,968	31.8%	524,004	85.1%	$24.94	36.8%	100.0%
2022	0	0	0.0%	524,004	85.1%	$0.00	0.0%	100.0%
Thereafter	1	815	0.1%	524,819	85.2%	$0.00	0.0%	100.0%
Vacant	NAP	91,134	14.8%	615,953	100.0%	NAP	NAP
Total / Wtd. Avg.	49	615,953	100.0%			$25.31	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The 1055 West 7th Street loan (the “1055 West 7th Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 615,953 square foot Class A CBD office located at 1055 West 7th Street in Los Angeles, California (the “1055 West 7th Street Property”) with an original principal balance of $118.0 million. The 1055 West 7th Street Loan has a 10-year term and amortizes on a 30-year schedule. The 1055 West 7th Street Loan accrues interest at a fixed rate equal to 5.0500% per annum and has a cut-off date balance of approximately $117.9 million. Loan proceeds were used to retire existing debt. Based on the “As-is” appraised value of $165.0 million as of April 5, 2012, the cut-off date LTV is 71.4% and the remaining implied equity is $47.1 million. Based on the “As Stabilized” appraised value of $172.0 million as of October 5, 2013, the “As Stabilized” LTV is 68.5%. The most recent prior financing of the 1055 West 7th Street Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$118,000,000	99.3%	Loan Payoff	$115,946,247	97.5%
Borrower Equity	$861,878	0.7%	Reserves	$2,695,269	2.3%
			Closing Costs	$220,362	0.2%
Total Sources	$118,861,878	100.0%	Total Uses	$118,861,878	100.0%

The Borrower / Sponsor.    The borrower, 1055 Seventh, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is David Y. Lee.

David Y. Lee is the president of Jamison Services, Inc., one of the largest private commercial property owners in Los Angeles County. Jamison Services, Inc. was founded in 1994 and specializes in the acquisition, operation, construction, leasing and ownership of office, medical, and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings comprising approximately 22 million square feet, with a market cap of over $3.0 billion.

The Property. The 1055 7th Street Property is a 615,953 sq. ft., 32-story Class A office building located in Downtown Los Angeles.  The 1055 7th Street Property was built in 1987 and features a subterranean parking garage with 1,116 parking spaces, for a parking ratio of 1.80 per 1,000 sq. ft. The 1055 7th Street Property is 85.2% leased as of June 1, 2012 to 38 tenants that represent a broad range of industries.  The sponsor purchased the 1055 7th Street Property in 2007 for $184.0 million ($299 PSF), and since acquisition, has invested an additional $9.2 million for capital improvements. Since January 2011, the sponsor has leased 43.4% of the NRA to 17 tenants, including a total of 159,431 sq. ft. to L.A. Care. In 2011, LAUSD, which occupied 117,054 sq. ft. on six floors, moved out of the 1055 West 7th Street Property and consolidated to another location in Downtown Los Angeles. The sponsor subsequently leased the former LAUSD space along with 19,625 square feet to L.A. Care in 2011. Since the initial lease, L.A. Care has expanded into an additional 19,460 sq. ft. space and a 3,292 sq. ft. space, bringing its total leased space to 159,431 (25.9% of NRA) as of June 1, 2012. Aside from L.A. Care, no single tenant occupies more than 7.7% of the 1055 West 7th Street Property’s total NRA.

Environmental Matters. The Phase I environmental report dated April 18, 2012 recommended no further action at the 1055 West 7th Street Property.

Major Tenants.
L.A. Care (159,431 sq. ft., 25.9% of NRA, 28.3% of U/W Base Rent). L.A. Care, also known as Local Initiative Health Authority Governing Board, is the nation’s largest independent public agency health plan.  L.A. Care was authorized by the State of California and created by the County of Los Angeles in 1994 as a licensed health plan that provides access to quality health care for Los Angeles County’s low income communities and residents. L.A. Care employs approximately 425 people and has annual revenues of approximately $1.3 billion.  The L.A. Care health plan is currently accredited by the National Committee for Quality Assurance with a “Commendable” rating.  L.A. Care provides specified health care services to Medi-Cal program members by contracting with plan partners, including Anthem Blue Cross of California, Care 1st Health Plan, Community Health Plan, and Kaiser Foundation Health Plan.  L.A. Care is funded by the Department of Health Care Services (“DHCS”) on a fixed monthly payment based on the number of Medi-Cal members that are enrolled in L.A. Care.  On November 2, 2010, the federal government and the State approved the Section 1115 Waiver that provides California with $10 billion over the next five years to improve and expand Medi-Cal.  L.A. Care’s combined membership for all product lines is 942,035 members as of September 2011, with total revenue of $1.3 billion for the year ended September 30, 2011. L.A. Care has spent approximately $110 PSF on the build out of their space. L.A. Care has two, 5-year renewal options at 95% of fair market rent and 12 months prior notice and a one-time termination option in November 2016 with 12 months prior notice and a termination fee of three months of base rent plus unamortized TI/LC for the space. In addition, prior to L.A. Care’s lease expiration, a cash sweep will be in effect if any of the following occur: (i) the date that is 12 months prior to the expiration of the L.A. Care lease, (ii) L.A. Care goes dark, (iii) a bankruptcy or insolvency by L.A. Care or (iv) L.A. Care terminates, or gives notice to terminate, its lease.

Morris Polich & Purdy (47,413 sq. ft., 7.7% of NRA, 9.0% of U/W Base Rent). Morris Polich & Purdy (“MPP”) is a full service law firm with offices in Los Angeles, Irvine, San Diego, San Francisco and Las Vegas that represents national clients. The 1055 West 7th Street Property serves as MPP’s headquarters.  MPP has been in business for over 40 years and has approximately 110 employees and annual revenues of approximately $13.2 million.  MPP has been a tenant at the 1055 West 7th Street Property since 1991 and executed a renewal lease in 2005. MPP has one, 5-year renewal option at market rent with six months prior notice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

Los Angeles County Bar Association (38,829 sq. ft., 6.5% of NRA, 9.2% of U/W Base Rent) Los Angeles County Bar Association is a professional lawyer’s bar association that offers a wide range of continuing legal education, practice aids, and professional networking opportunities.  They support many major legal service programs in the Los Angeles area and provide free legal services to thousands of people each year. The organization has more than 23,000 members and has annual revenues of approximately $11.5 million.  The Los Angeles County Bar Association began their tenancy at the 1055 West 7th Street Property in 2009 and has three, 5-year renewal options at market rent with nine months prior notice. In addition, Los Angeles County Bar Association has an option to terminate or cancel its lease in April 2014, or thereafter, with 12 months notice and a termination fee of unamortized costs in association with the space.

The Market.     The 1055 West 7th Street Property is located in the Los Angeles-Long Beach-Santa Ana metropolitan statistical area (“MSA”) within the Downtown Los Angeles submarket, just west of Interstate 110. Downtown Los Angeles is home to 13financial institutions and 32 of the largest law firms in Los Angeles, as well as the location of multiple cultural and entertainment landmarks including the Staples Center, L.A. Live Theater, the Disney Concert Hall, Dorothy Chandler Pavilion, Mark Taper Forum, The Museum of Contemporary Art, the Colburn School of Performing Arts, and the Cathedral of Our Lady of the Angeles.  The dominant employment sectors include government, professional and business services, and educational and health services, which represent 15.3%, 14.0% and 13.9%, respectively of total employment. The estimated unemployment rate in Los Angeles County as of year-end 2011 was 12.2%, representing a 0.4% improvement from the 2010 unemployment rate and the first decline in unemployment in the county since 2006, with this declining trend projected to continue through 2013.

In 2011, there was no new supply in the market, though through the end of the 2017 forecast, the appraiser is projecting positive net absorption, as well as positive rent growth of approximately 3.1% per year. Net absorption for the first quarter 2012 was a positive 49,888 square feet. According to market research reports, the Class A office market in Downtown Los Angeles consists of 77 buildings totaling 37.7 million square feet as of Q1 2012.  Average rent for the submarket was $33.71 PSF and average vacancy was 14.1%. In addition, the appraiser identified six comparable properties to the 1055 West 7th Property, with quoted rents ranging from $26.40 to $32.00 PSF on a full service gross basis. After making adjustments based on recent leasing at the 1055 West 7th Street Property, the appraiser determined market rents of $24.00 to $26.00 PSF, with a market vacancy of 10%. The below chart is a summary of the rental comparables as determined by the appraiser.

Competitive Set(1)
Property Name	Location (Los Angeles, CA)	Year Built / Renovated	Occupancy	Building NRA	Quoted Base Rent
1055 West 7th Street Property	1055 West 7th Street	1987 / NAP	87%	620,891	$27.00-$30.00(2)
800 Wilshire	800 Wilshire Boulevard	1972 / 1992	90%	220,357	$27.50
915 Wilshire	915 Wilshire Boulevard	1980 / 1994	95%	385,455	$32.00
MCI Center	700 South Flower Street	1973 / 1990	76%	678,500	$27.00
Figueroa Tower	800 South Figueroa Street	1985 / NAP	78%	126,700	$30.00
International Tower	888 South Figueroa Street	1985 / NAP	83%	374,106	$30.00
Wilshire Bixel	1055 Wilshire Boulevard	1986 / NAP	79%	281,000	$26.40
(1)	Source: Appraisal
(2)	Quoted Base Rent for the 1055 West 7th Street Property is based on asking rent for vacant space as determined by the appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

Cash Flow Analysis.

Cash Flow Analysis
	2008	2009	2010	2011	U/W	U/W PSF
Base Rent(1)	$9,521,863	$11,097,675	$11,872,930	$9,665,946	$13,584,003	$22.05
Value of Vacant Space	0	0	0	0	2,422,893	3.93
Gross Potential Rent	$9,521,863	$11,097,675	$11,872,930	$9,665,946	$16,006,895	$25.99
Total Recoveries	527,226	496,128	227,308	111,066	343,711	0.56
Total Other Income(2)	2,570,680	2,665,879	7,409,475	1,896,366	3,039,592	4.93
Less: Vacancy(3)	0	0	0	0	(2,422,893)	(3.93)
Effective Gross Income	$12,619,769	$14,259,682	$19,509,712	$11,673,378	$16,967,306	$27.55
Total Operating Expenses	6,195,508	6,272,194	5,379,166	5,485,326	5,579,982	9.06
Net Operating Income	$6,424,261	$7,987,488	$14,130,547	$6,188,052	$11,387,323	$18.49
TI/LC	0	0	0	0	738,442	1.20
Capital Expenditures	0	0	0	0	150,001	0.24
Net Cash Flow	$6,424,261	$7,987,488	$14,130,547	$6,188,052	$10,498,880	$17.04

Average Annual Rent PSF(4)	$19.04	$21.40	$24.28	$24.91

(1)	U/W Base Rent includes $302,841 in contractual step rent through March 2013.
(2)	2010 Total Other Income includes approximately $5.4 million in termination fees from LAUSD.
(3)	U/W Vacancy represents 12.5% of gross income and is underwritten based on in place economic vacancy.
(4)	Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the borrower.

Property Management.    The 1055 West 7th Street Property is managed by Jamison Services, Inc., a borrower affiliate.

Lockbox / Cash Management.    The 1055 West 7th Street Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) if the debt service coverage ratio for the trailing 12-month period is less than 1.10x on the last day of the calendar quarter, (iii) the occurrence of a Major Tenant Lease Sweep, as described below, or (iv) the occurrence of a State of California Lease Sweep, as described below.

A Major Tenant Lease Sweep occurs (i) 12 months prior to the expiration of the L.A. Care lease or the lease of any replacement tenant, or the date on which L.A. Care, or any replacement tenant, has a termination right, or (ii) if L.A. Care or any L.A. Care replacement tenant (a) terminates or cancels its lease, (b) goes dark, or (c) is the subject of a bankruptcy or insolvency proceeding.  The cash flow sweep shall end upon the earliest to occur of: (i) the reserve balance equals or exceeds $30 PSF of the space that caused the cash flow sweep; (ii) the L.A. Care space is re-tenanted under one or more qualified leases and all associated costs have been paid in full, or (iii) with regard to clause “(c)” above, the subject lease has been affirmed, assumed or assigned in a manner acceptable to lender.

A State of California Lease Sweep occurs if the State of California tenant exercises, or gives notice to exercise, its termination option and shall end upon the earliest to occur of (i) the balance in the State of California Lease sweep reserve equals or exceeds $30 PSF of space demised under the State of California lease or (ii) State of California space is re-tenanted under one or more qualified leases and all associated costs have been paid in full.

Initial Reserves.    At closing, the borrower deposited (i) $232,349 into a tax reserve account, (ii) $427,378 into a TI/LC reserve account and (iii) $2,035,542 into a rent abatement reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of annual taxes, which currently equates to $116,174 into a monthly tax reserve account, (ii) $12,500 into a capital expenditure account, and (iii) $62,683 into a TI/LC reserve account, subject to a cap of $2,256,574.  In addition, if an acceptable blanket policy is not in place, the borrower will be required to make monthly deposits equal to 1/12 of the estimated annual insurance premiums that will be due upon renewal of the insurance

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1055 West 7th Street Los Angeles, CA 90017	Collateral Asset Summary 1055 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$117,876,076 71.4% 1.37x 9.7%

policy. Upon the occurrence of a Major Tenant Lease Sweep or a State of California Lease Sweep, excess cash will be swept into a special rollover reserve, as described above.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	CBD Office
Sponsor:	Brookfield Properties, Inc.			Collateral:	Fee Simple
Borrower:	77 K Street Tower, LLC			Location:	Washington, DC
Original Balance:	$110,000,000			Year Built / Renovated:	2008 / NAP
Cut-off Date Balance:	$110,000,000			Total Sq. Ft.:	326,860
% by Initial UPB:	-.-%			Property Management:	Brookfield Properties (DC) LLC
Interest Rate:	4.5800%			Underwritten NOI:	$10,991,542
Payment Date:	6th of each month			Underwritten NCF:	$10,490,283
First Payment Date:	July 6, 2012			Appraised Value:	$170,200,000
Maturity Date:	June 6, 2022			Appraisal Date:	April 24, 2012
Amortization:	Interest Only for first 60 months; 360
	months thereafter			Historical NOI(4)
Additional Debt:	None			2011 NOI:	NAP
Call Protection:	L(26), D(89), O(5)			2010 NOI:	NAP
Lockbox / Cash Management:	Hard / In Place			2009 NOI:	NAP

Reserves(1)				Historical Occupancy(4)
	Initial		Monthly	Current Occupancy(5):	92.8% (May 14, 2012)
Taxes:	$723,960		$241,320	2011 Occupancy:	91.0% (December 31, 2011)
Insurance:	$0		Springing	2010 Occupancy:	55.0% (December 31, 2010)
Replacement:	$0		$2,424	2009 Occupancy:	NAV
TI/LC(2):	$0		Springing
(1)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(2)       In lieu of an upfront TI/LC reserve deposit, Brookfield Office Properties, Inc. provided a guaranty in the aggregate amount of $9,753,231.
(3)       Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.15x and 2.05x, respectively.
(4)       The 77 K Street Property was constructed in 2008 and leased up from 2009 to 2011. The 77 K Street Property was 55.0% leased as of December 2010 with an NOI of -$2,499,709 and was 91.0% leased as of December 2011 with an NOI of -$1,111,764.
(5)       Current Occupancy of 92.8% includes the Federal Retirement Thrift Investment Board expansion space of 6,251 sq. ft. that is expected to take occupancy in July 2012. Excluding the expansion space the Current Occupancy is 90.9%.

IRS Rollover:	$0		Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$337
Balloon Balance / Sq. Ft.:		$308
Cut-off Date LTV:		64.6%
Balloon LTV:		59.2%
Underwritten NOI DSCR(3):		1.63x
Underwritten NCF DSCR(3):		1.55x
Underwritten NOI Debt Yield:		10.0%
Underwritten NCF Debt Yield:		9.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Internal Revenue Service(2)	AAA/Aaa/AA+	166,770	51.0%	$42.76	51.8%	12/31/2020
CQ-Roll Call, Inc.	NR/NR/NR	72,267	22.1%	$48.25	25.3%	3/31/2023(3)
Federal Retirement Thrift Investment Board(4)	AAA/Aaa/AA+	61,102	18.7%	$49.49	22.0%	9/30/2026
Café Phillip	NR/NR/NR	3,279	1.0%	$37.50	0.9%	12/1/2021
Total Occupied Collateral		303,418	92.8%	$45.37	100.0%
Vacant		23,442	7.2%
Total		326,860	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
The Internal Revenue Service (“IRS”) lease features rent abatements through January 2013. In lieu of an upfront reserve, Brookfield Office Properties, Inc. provided a guaranty for rent abatements and tenant improvements in connection with the IRS space. The U/W Base Rent includes the unabated contractual rent amount.

(3)	The Net Rentable Area for CQ-Roll Call, Inc. includes 774 square feet of storage space expiring in March 2017.
(4)
The Net Rentable Area for Federal Retirement Thrift Investment Board (“FRTIB”) includes 6,251 sq. ft. of expansion space. It is anticipated that FRTIB will take occupancy of the expansion space in July 2012 and begin paying rent in October 2012. In addition, the FRTIB lease features rent abatements through December 2012 for 54,851 sq. ft. and December 2013 for the 6,251 sq. ft. expansion space. In lieu of an upfront reserve, Brookfield Office Properties, Inc. provided a guaranty for rent abatements and tenant improvements in connection with the FRTIB space. The U/W Base Rent includes the unabated contractual rent amount, and includes the expansion space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	2	774	0.2%	774	0.2%	$25.50	0.1%	0.1%
2018	0	0	0.0%	774	0.2%	$0.00	0.0%	0.1%
2019	0	0	0.0%	774	0.2%	$0.00	0.0%	0.1%
2020	1	166,770	51.0%	167,544	51.3%	$42.76	51.8%	51.9%
2021	2	3,279	1.0%	170,823	52.3%	$37.50	0.9%	52.8%
2022	0	0	0.0%	170,823	52.3%	$0.00	0.0%	52.8%
Thereafter	4	132,595	40.6%	303,418	92.8%	$48.96	47.2%	100.0%
Vacant	NAP	23,442	7.2%	326,860	100.0%	NAP	NAP
Total / Wtd. Avg.	9	326,860	100.0%			$45.37	100.0%

The Loan.    The 77 K Street loan (the “77 K Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 326,860 square foot Class A CBD office building located at 77 K Street, NE in Washington, DC (the “77 K Street Property”) with an original principal balance of $110.0 million. The 77 K Street Loan has a 10-year term and amortizes on a 30-year schedule after an initial 5-year interest only period. The 77 K Street Loan accrues interest at a fixed rate equal to 4.5800% per annum and has a cut-off date balance of $110.0 million. Loan proceeds were used to retire existing debt of approximately $86.9 million, giving the borrower a return of equity of approximately $21.8 million. Based on the appraised value of $170.2 million as of April 24, 2012, the cut-off date LTV is 64.6% and the remaining implied equity is approximately $60.2 million. The most recent prior financing of the 77 K Street Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$110,000,000	100.0%	Loan Payoff	$86,876,121	79.0%
			Reserves	$723,960	0.7%
			Closing Costs	$640,698	0.6%
			Borrower Return of Equity(1)	$21,759,222	19.8%
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%
(1)
The 77 K Street Property was built by the borrower in 2008 for a total cost of $113.2 million, consisting of approximately $30.7 million for acquiring the unimproved land, approximately $57.7 million in construction costs, and approximately $24.8 million in tenant improvements and leasing commissions.

The Borrower / Sponsor.    The borrower, 77 K Street Tower, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Brookfield Properties, Inc.

Brookfield Properties, Inc. is a wholly owned subsidiary of Brookfield Office Properties, Inc. (“BOP”), a publicly traded company rated NR/NR/BBB by Fitch/Moody’s/S&P, and has an interest in 110 office properties comprising 78 million square feet throughout multiple cities including New York, Washington, DC, Houston, Los Angeles, Toronto, Calgary, Ottawa, Sydney, and Melbourne.  Brookfield Properties, Inc. indirectly owns all of BOP’s US assets excluding assets which were acquired as a part of BOP’s acquisition of Trizec Properties in 2006. As of December 31, 2011, Brookfield Properties, Inc. had an interest in 19 buildings totaling over 22.4 million square feet.

The Property. The 77 K Street Property is an 11-story Class A office building located within the NoMa (North of Massachusetts Avenue) neighborhood of Washington, DC, approximately two blocks north of Union Station, Washington, DC’s largest transportation hub. The 77 K Street Property was built by the borrower in 2008 for a total cost of $113.2 million ($346 PSF), consisting of approximately $30.7 million for acquiring the unimproved land, approximately $57.7 million in construction costs, and approximately $24.8 million in tenant improvements and leasing commissions. The 77 K Street Property features an underground parking garage with 241 spaces (0.74 spaces per 1,000 square feet). As of May 14, 2012, the 77 K Street Property is 90.9% physically occupied by three office tenants and a 3,279 sq. ft. retail space, with one of the office tenants expanding its space by 6,251 sq. ft., increasing occupancy to 92.8% when the expansion is complete. Approximately 69.7% of NRA is leased by credit rated government tenants and two of the tenants, FRTIB and CQ-Roll Call, Inc., are headquartered at the 77 K Street Property.

Environmental Matters. The Phase I environmental report dated May 4, 2012 recommended no further action at the 77 K Street Property.

Major Tenants.
IRS (166,770 sq. ft., 51.0% of NRA, 51.8% of U/W Base Rent). The Internal Revenue Service (“IRS”) is a bureau of the Department of the Treasury and provides service to American taxpayers helping them to understand and meet their tax responsibilities. In fiscal year 2010, the IRS collected more than $2.3 trillion in revenue and processed more than 230 million tax returns.  The IRS has audit functions and a customer service center at the 77 K Street Property. The IRS began its lease in August 2010 and has one, ten-year extension option at $47.62 PSF with 180 days’ notice. IRS has no current termination options, but if the extension option is exercised, IRS may elect to terminate its lease on January 1, 2029, with 360 days prior notice. A cash sweep will spring into place, subject to a $6.7 million cap, upon the earlier to occur of (i) 20 months prior to the expiration of the IRS lease, (ii) termination or cancellation of the IRS lease, or (iii) a monetary default under the IRS lease. In lieu of a cash sweep, borrower may deliver either (i) a $6.7 million letter of credit or (ii) a guaranty from BOP in the amount of $6.7 million. In addition, BOP provided a guaranty for approximately $4.75 million to cover the IRS rent abatement period through January 2013.

CQ-Roll Call, Inc. (72,267 sq. ft., 22.1% of NRA, 25.3% of U/W Base Rent). CQ-Roll Call, Inc. is a legislative media company that was founded in 1945 and provides congressional news, legislative tracking and advocacy services to clients including congressional offices, federal departments, law and lobby firms and other media companies. In addition CQ-Roll Call, Inc. publishes the Congressional Quarterly and Roll Call newspapers that track politics and the legislative process. CQ-Roll Call, Inc. is headquartered at the 77 K Street Property and began its lease in March 2011. CQ-Roll Call, Inc. has one, five-year extension option at fair market rent with 22 months prior notice and no termination options.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

FRTIB (61,102 sq. ft., 18.7% of NRA, 22.0% of U/W Base Rent). The Federal Retirement Thrift Investment Board (“FRTIB”) was established as an independent government agency by the Federal Employees’ Retirement System Act of 1986. The agency was established to administer the Thrift Savings Plan (“TSP”), which provides Federal employees the opportunity to save for additional retirement security. The TSP is a tax-deferred defined contribution plan and as of March 2012, has grown to include approximately 4.5 million participants with total assets of approximately $308 billion. FRTIB was established by congressional statute that defines the goals of the agency and is headed by a five member board nominated by the President of the United States and confirmed by the Senate.  FRTIB is one of the smaller Executive Branch agencies, with just over 80 employees. FRTIB is headquartered at the 77 K Street Property and began its lease for 54,851 sq. ft. in October 2011 with a 6,251 sq. ft. expansion space beginning in July 2012. BOP provided a guaranty for approximately $2.27 million to cover the FRTIB rent abatement period through December 2013. FRTIB has two, five-year extension options at fair market rent with 21 months prior notice and no termination options.

The Market.   The 77 K Street Property is located in the Washington, DC metropolitan statistical area (“MSA”) within the NoMa submarket, approximately two blocks north of Union Station.  The dominant employment sectors in the Washington MSA are government and services, which represent 78% of the region’s employment, with more than one out of five jobs provided by the Federal, state or local governments. The estimated MSA unemployment rate at year-end 2011 was 5.5% and has historically had an unemployment rate below the national average since 1998.

As of Q1 2012, the NoMa office submarket consisted of 55 buildings totaling approximately 9.6 million square feet, of which 85.3% is considered to be Class A space. From 2008 through 2010, the NoMa submarket averaged over 490,000 square feet of absorption per year. In 2011, this trend dipped slightly as a total of just over 450,000 sq. ft. was absorbed and in Q1 2012, 42,911 sq. ft. was returned to the market. According to the appraiser, the NoMa submarket vacancy was 7.6% as of the first quarter of 2012, with Class A rents of $48.00 PSF, in line with the leases at the 77 K Street Property. The below chart is a summary of the rental comparables as determined by the appraiser.

Summary of Rental Comparables(1)
Tenant Name	Location (Washington, DC)	Year Built / Renovated	Lease Area	Base Rent(2)	Lease Term
77 K Street Property	77 K Street, NE	2008 / NAP	326,860	$45.50	6-15 yrs
1100 First Street, NE	1100 First Street, NE	2009 / NAP	347,608	$43.50 - $46.79	10-15 yrs
64 New York Avenue, NE	64 New York Avenue, NE	1924 / 2000	356,135	$47.50	10 yrs
Republic Square	25 Massachusetts Ave, NW	2006 / NAP	386,488	$54.00-$63.00	10-15 yrs
Sentinel Square Phase I	90 K Street, NE	2010 / NAP	412,661	$43.50-$45.25	5-10 yrs
Union Square	999 North Capitol Street, NE	1972 / 2010	321,980	$39.21-$44.79	5-10 yrs
Station Place Phase III	700 2nd Street, NE	2009 / NAP	505,191	$53.50	15 yrs
(1)	Source: Appraisal
(2)	Base Rent for the 77 K Street Property represents only the office portion and does not include the 3,279 sq. ft. Café Phillip space or 774 sq. ft. of storage space leased by CQ-Roll Call, Inc.

The appraiser also identified six retail leases comparable to the Café Phillip space at the 77 K Street Property. The comparables ranged from $30.00 to $57.00 PSF NNN, with an average of $45.07 PSF. The appraiser determined retail market rent of $37.50 PSF NNN, in line with the Café Phillip lease rental rate.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent(1)	$13,919,755	$42.59
Value of Vacant Space	1,113,127	3.41
Gross Potential Rent	$15,032,882	$45.99
Total Recoveries	1,810,499	5.54
Total Other Income	664,682	2.03
FRTIB Incremental Rent(2)	$448,601	1.37
Less: Vacancy(3)	(1,113,127)	(3.41)
Effective Gross Income	$16,843,537	$51.53
Total Operating Expenses	5,851,995	17.90
Net Operating Income	$10,991,542	$33.63
TI/LC	403,204	1.23
Capital Expenditures	98,054	0.30
Net Cash Flow	$10,490,283	$32.09

(1)
U/W Base Rent includes $154,521 in contractual step rents through October 2012. The IRS lease features rent abatements through January 2013 and the FRTIB leases features rent abatements through December 2012 for 54,851 sq. ft. and December 2013 for the 6,251 sq. ft. expansion space. In lieu of an upfront reserve, BOP provided a guaranty in the amount of $9,753,231 for base rent and reimbursements for the IRS and FRTIB spaces. U/W Base Rent includes the unabated contractual rent obligations of the IRS and FRTIB.

(2)	FRTIB Incremental Rent represents a straight-line average of contractual FRTIB rent steps through the loan term, in addition to the rent steps included in the U/W Base Rent.
(3)
U/W Vacancy represents 6.2% of gross income. According to the appraiser, NoMa submarket Class A vacancy was 7.6% as of Q1 2012. U/W Vacancy reflects a discounted vacancy rate for the IRS and FRTIB spaces, which are each rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P.

(4)
The 77 K Street Property was constructed in 2008 and leased up from 2009 to 2011. The 77 K Street Property was 55.0% leased as of December 2010 with an NOI of   -$2,499,709 and average annual rent PSF of $0.10. As of December 2011, the 77 K Street Property was 91.0% leased with an NOI of -$1,111,764 and an average annual rent PSF of $9.27.

Property Management.    The 77 K Street Property is managed by Brookfield Properties (DC) LLC, a borrower affiliate.

Lockbox / Cash Management.    The 77 K Street Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) the debt service coverage ratio is less than 1.20x on the last day of the calendar quarter, or (iii) an IRS Cash Sweep. An “IRS Cash Sweep” will occur upon the earlier to occur of (i) 20 months prior to the expiration of the IRS lease, (ii) termination or cancellation of the IRS lease, or (iii) a monetary default under the IRS lease.

Initial Reserves.    At closing, the borrower deposited $723,960 into a tax reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $241,320 into a tax reserve account and (ii) $2,424 into a capital expenditure account. In addition, the borrower will be required to deposit 1/12 of the estimated annual insurance premium into the insurance reserve account if a blanket insurance policy is not in place.

In lieu of an upfront deposit of $9,753,231 into a rollover and free rent reserve, BOP provided a guaranty (the “Rollover/Free Rent Guaranty”) that covers rollover and free rent payments. Within 10 days of any Credit Event (defined below), or in order to withdraw from the upfront Rollover/Free Rent Guaranty, the borrower is required to deposit either cash or a letter of credit in an amount equal to the aggregate rollover and free rent upfront deposit amount (less any reductions pursuant to the free rent and rollover schedules in the 77 K Street Loan documents). In addition, during an IRS Cash Sweep, all excess cash is required to be deposited into the IRS reserve account until the reserve reaches a cap of $6,700,000 ($40 PSF), or until the earlier to occur of (i) IRS exercises its extension option to extend its lease through 2030, (ii) either the entire space under the IRS lease is leased to a qualified replacement tenant, or tenants,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

77 K Street, NE Washington, DC 20002	Collateral Asset Summary 77 K Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 64.6% 1.55x 10.0%

that is in occupancy and either (a) paying full unabated rent, or (b) funds are retained to simulate rent payments during any free rent period for a qualified replacement tenant, (iii) if the IRS Cash Sweep was caused solely as a result of a monetary default under the IRS lease, the tenant default has been cured and no other monetary default under the IRS lease exists for three consecutive months following such cure, or (iv) borrower delivers a guaranty from BOP or letter of credit in the amount of $6,700,000 (which guaranty or letter of credit amount may be reduced, upon lender consent, based upon payments made by the borrower in connection with re-letting the IRS space.

A “Credit Event” is defined as (i) the occurrence of an event of default resulting from (a) a monetary default, (b) a bankruptcy event by borrower, carve-out guarantor or BOP, or (c) a breach of any of the recourse carve-outs set forth in the loan agreement, or (ii) any time an IRS guaranty or Rollover/Free Rent Guaranty is in effect, BOP, or any future guarantor, receives (a) a rating equivalent lower than BBB- by Fitch, Moody’s or S&P, or (b) a rating equivalent equal to BBB- by Fitch. Moody’s, or S&P and is placed “On Watch for Downgrade”.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset (Two Buildings)
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Alex Sapir; Rotem Rosen		Collateral:	Fee Simple
Borrower:	260-261 Madison Avenue LLC		Location:	New York, NY
Original Balance(1):	$105,000,000		Year Built / Renovated:	1951, 1953 / 2009
Cut-off Date Balance(1):	$105,000,000		Total Sq. Ft.:	923,277
% by Initial UPB:	-.-%		Property Management:	ASRR Management, LLC
Interest Rate:	4.9870%		Underwritten NOI:	$23,657,812
Payment Date:	11th of each month		Underwritten NCF:	$22,002,948
First Payment Date:	July 11, 2012		Appraised Value:	$460,000,000
Maturity Date:	June 11, 2022		Appraisal Date:	June 1, 2012
Amortization:	Interest Only
Additional Debt(1):	$126,000,000 Pari Passu Debt		Historical NOI
Call Protection(2):	L(26), D(90), O(4)		2011 NOI:	$19,714,765 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$22,643,675 (December 31, 2010)
			2009 NOI:	$21,655,382 (December 31, 2009)
Reserves(3)
	Initial	Monthly	Historical Occupancy(10)
Taxes:	$0	$764,725	Current Occupancy(11):	89.6% (July 1, 2012)
Insurance:	$0	Springing	2011 Occupancy:	84.5% (December 31, 2011)
Replacement:	$0	$22,491	2010 Occupancy:	89.1% (December 31, 2010)
TI/LC(4):	$2,000,000	$153,880	2009 Occupancy:	89.6% (December 31, 2009)
Required Repairs:	$34,100	NAP
(1)       The Original Balance and Cut-off Date Balance of $105.0 million represent the A-2 Note of a $231.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the A-1 Note in the original principal amount of $126.0 million.
(2)       The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 11, 2012. Defeasance of the full $231.0 million 260 and 261 Madison Avenue whole loan is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization deal that includes the last note deposited into a securitization, and (ii) July 11, 2015.
(3)       See “Initial Reserves” and “Ongoing Reserves” herein.
(4)       Capped at $4,000,000. In the event that occupancy is greater than 90%, the cap will be reduced to $3,000,000 and any TI/LC Reserve balance in excess of such cap will be disbursed to borrower.
(5)       The Coca-Cola Reserve, WeWork Reserve and BEM Reserve were collected to fund tenant improvements, leasing commissions and free rent owed in connection with recent leases executed at the 260 and 261 Madison Avenue Property to Coca-Cola Company, WeWork and Black Enterprises Magazine.
(6)       New Lease Reserve may be used to cover tenant improvements, leasing commissions and free rent incurred in connection with approved new leasing at the 260 and 261 Madison Avenue Property.
(7)       Based on all outstanding free rent owed to McLaughlin & Stern in connection with the tenant’s lease renewal and expansion that was executed in May 2010.
(8)       Approximately 110% of the estimated costs required to complete lobby renovations at both buildings comprising the 260 and 261 Madison Avenue Property.
(9)       DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date principal balance of $231.0 million.
(10)     Historical Occupancy figures are based on average occupancy percentages for the trailing 12 month period as of the date shown. Since 1995, the 260 and 261 Madison Avenue Property has maintained an average occupancy of approximately 90%.
(11)     Current Occupancy includes tenants with executed leases that are not yet in occupancy.

Coca-Cola Reserve(5):	$6,730,577	$0
WeWork Reserve(5):	$5,204,649	$0
BEM Reserve(5):	$4,091,684	$0
New Lease Reserve(6):	$2,546,867	$0
McLaughlin & Stern Free Rent	$1,411,967	$0
Reserve(7):
Lobby Renovation Reserve(8):	$1,158,482	$0
Major Tenant Sweep Reserve:	$0	Springing

Financial Information(9)
Cut-off Date Balance / Sq. Ft.:	$250
Balloon Balance / Sq. Ft.:	$250
Cut-off Date LTV:	50.2%
Balloon LTV:	50.2%
Underwritten NOI DSCR:	2.03x
Underwritten NCF DSCR:	1.88x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Tenant Summary

Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Building	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
McLaughlin & Stern(2)	NR/NR/NR	260 Madison	108,977	11.8%	$35.69	10.0%	12/31/2021
Primedia, Inc. (Source Interlink & Simplicity Pattern Subleases)(3)	NR/NR/NR	261 Madison	71,000	7.7%	$37.67	6.9%	11/30/2017
Hanesbrands, Inc.(4)	NR/B1/BB-	260 Madison	54,659	5.9%	$36.43	5.1%	4/30/2013
The Solomon-Page Group	NR/NR/NR	260 Madison	50,334	5.5%	$53.00	6.9%	10/31/2018
Coca-Cola Company(5)	A+/Aa3/A+	260 Madison	50,462	5.5%	$44.76	5.8%	10/31/2022
Trustees of AFTRA Health & Retirement Funds	NR/NR/NR	261 Madison	47,514	5.1%	$55.00	6.7%	10/31/2024
Total Major Office Tenants			382,946	41.5%	$42.03	41.5%
Remaining Office Tenants			362,500	39.3%	$47.36	44.2%
Total Occupied Office			745,446	80.7%	$44.62	85.7%
Vacant Office			94,313	10.2%
Total Office			839,759	91.0%

Retail Tenants
Signature Bank	NR/NR/NR	261 Madison	10,000	1.1%	$80.77	2.1%	8/31/2015
JPMorgan Chase (Duane Reade Sublease)(6)	A+/A2/A (NR/A3/A)	260 Madison	9,060	1.0%	$98.73	2.3%	12/31/2018
JPMorgan Chase	A+/A2/A	260 Madison	6,617	0.7%	$159.87	2.7%	11/15/2020
Staples(7)	BBB/Baa2/BBB	261 Madison	4,978	0.5%	$105.49	1.4%	12/31/2012
Bon Jour, Inc.	NR/NR/NR	260 Madison	2,728	0.3%	$96.90	0.7%	5/17/2016
FedEx	NR/Baa1/BBB	261 Madison	1,536	0.2%	$175.00	0.7%	4/30/2013
A&D Shoe Repair	NR/NR/NR	260 Madison	712	0.1%	$32.04	0.1%	MTM
Total Occupied Retail			35,631	3.9%	$107.80	9.9%
Vacant Retail			1,400	0.2%
Total Retail			37,031	4.0%

Parking Tenants
Regal Parking (d/b/a Icon Parking Systems)	NR/NR/NR	260 Madison	29,339	3.2%	$42.81	3.2%	11/30/2020
Affiliated Parking (d/b/a Icon Parking Systems)	NR/NR/NR	261 Madison	17,148	1.9%	$53.68	2.4%	11/30/2020
Total Parking			46,487	5.0%	$46.82	5.6%

Total Collateral Sq. Ft.			923,277	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
McLaughlin & Stern has a rolling termination option to terminate its lease with respect to its entire premises, or any number of full floors of its premises, at any time from January 1, 2018 through December 31, 2020 with 12 months prior notice and a termination penalty consisting of payment of unamortized tenant improvement allowance and leasing commissions plus (i) in the event that the termination is for less than the entire premises, one full year of base rent for the terminated space or (ii) in the event that the termination is for the entire premises, one half of the remaining rent for the term of the lease as if no previous floors have been terminated less any termination payments already paid.  The loan is structured with on-going TI/LC reserves as well as cash flow sweeps for a Major Tenant Sweep Period as defined in the “Ongoing Reserves” herein.

(3)	The Primedia, Inc. space has been subleased to Source Interlink (46,600 sq. ft.) and Simplicity Pattern (23,300 sq. ft.). U/W Base Rent PSF is based on the Primedia, Inc. rents.
(4)
Hanesbrands, Inc. space is currently leased to Sara Lee Intimate Apparel (6th floor at 260 Madison Avenue, 33,208 sq. ft.) and Bali Company (14th floor at 260 Madison Avenue, 21,451 sq. ft.), which both now operate under Hanesbrands, Inc.  For the purposes of the Major Tenant Vacating Event as described herein, this tenant currently does not constitute a Major Tenant as the leases are to different entities.  If the leases are consolidated into one lease under Hanesbrands, Inc., Hanesbrands, Inc. would be considered a Major Tenant.

(5)
Coca-Cola Company has a termination option effective on the 7th anniversary of rent commencement (estimated to be July 1, 2020) with 12 months prior notice and a termination payment equal to the unamortized free rent, tenant improvement allowance and leasing commissions paid in connection with the Coca-Cola lease.  The loan is structured with on-going TI/LC reserves as well as cash flow sweeps for a Major Tenant Sweep Period as defined in the “Ongoing Reserves” herein.  Coca-Cola Company is not yet in occupancy and has not commenced rent payments.  The loan is structured with a free rent reserve to cover all possible free rent periods associated with the Coca-Cola Company lease. In the event that the borrower is unable to deliver the space to the tenant on or before January 19, 2013, the tenant has the right to terminate the lease.  The loan is structured with (i) a guaranty of payment for $24.6 million by the Sponsor in the event that Coca-Cola Company exercises its termination right due to borrower’s failure to deliver the space and (ii) a cash flow sweep associated with the termination.  See “Lockbox / Cash Management” herein.

(6)
The JPMorgan Chase space was subleased to Duane Reade in 2009.  U/W Base Rent PSF for this space is based on the JPMorgan Chase average rents over the JPMorgan Chase lease term.  The JPMorgan Chase subleased space is underwritten at $98.73 PSF as compared to a market rent of $132.78 PSF based on the appraisal.

(7)
The lease expiration for Staples reflects the exercise of an early termination option within Staples’ lease.  The borrower received a $250,000 (approximately $50 PSF) termination payment from Staples.  Staples U/W Base Rent is below the appraisal’s concluded retail rents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(2)	2	5,854	0.6%	5,854	0.6%	$3.90	0.1%	0.1%
2012	2	10,228	1.1%	16,082	1.7%	$76.86	2.0%	2.1%
2013	4	60,670	6.6%	76,752	8.3%	$37.25	5.8%	7.9%
2014	1	7,797	0.8%	84,549	9.2%	$43.06	0.9%	8.8%
2015	3	20,450	2.2%	104,999	11.4%	$62.31	3.3%	12.1%
2016	2	5,361	0.6%	110,360	12.0%	$67.91	0.9%	13.0%
2017	9	124,752	13.5%	235,112	25.5%	$44.17	14.2%	27.2%
2018	5	92,802	10.1%	327,914	35.5%	$62.37	14.9%	42.1%
2019	4	50,098	5.4%	378,012	40.9%	$42.75	5.5%	47.6%
2020	3	53,104	5.8%	431,116	46.7%	$60.91	8.3%	56.0%
2021	2	125,077	13.5%	556,193	60.2%	$35.87	11.6%	67.5%
2022	5	93,935	10.2%	650,128	70.4%	$40.97	9.9%	77.5%
Thereafter	6	177,436	19.2%	827,564	89.6%	$49.30	22.5%	100.0%
Vacant	NAP	95,713	10.4%	923,277	100.0%	NAP	NAP
Total / Wtd. Avg.	48	923,277	100.0%			$46.88	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)
MTM includes a 712 sq. ft. retail tenant paying $32.04 PSF and an office tenant which is currently occupying 5,142 sq. ft. on a portion of the 14th floor.   U/W Base Rent includes zero income for the 14th floor tenant.

The Loan.    The 260 and 261 Madison Avenue loan (the “260 and 261 Madison Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two Midtown Manhattan office buildings totaling 923,277 square feet located at 260 and 261 Madison Avenue in New York, New York (the “260 and 261 Madison Avenue Property”) with an original principal balance of $105.0 million.  The 260 and 261 Madison Avenue Loan of $105.0 million represents the non-controlling A-2 Note of a $231.0 million whole loan that is evidenced by two pari passu notes.  Only the $105.0 million non-controlling A-2 Note will be included in the COMM 2012-CCRE2 trust.  The A-1 Note, with an original balance of $126.0 million and held by CCRE, will retain control over major servicing matters and is expected to be included in one or more future securitizations.  CCRE has reserved the right to further split the A-1 Note into smaller pieces with one note retaining control over major servicing matters.  The 260 and 261 Madison Avenue Loan has a 10-year term and interest only payments for the term of the loan.  The 260 and 261 Madison Avenue Loan accrues interest at a fixed rate equal to 4.9870% and has a Cut-off Date Balance of $105.0 million.  Loan proceeds were used to, among other things, retire existing debt of approximately $192.7 million, fund upfront reserves of $23.2 million and return $5.2 million of equity to the borrower.  Based on the appraised value of $460.0 million as of June 1, 2012, the Cut-off Date LTV is 50.2% with remaining implied equity of $229.0 million.  The most recent prior financing of the 260 and 261 Madison Avenue Property was held by MetLife Insurance Company and the financing prior to that was included in the WBCMT 2004-WHALE 3 transaction.

The relationship between the holders of the A-2 Note and the A-1 Note (or other future notes) will be governed by a co-lender agreement.  See “Description of the Mortgage Pool – Split Loan Structures – The 260 and 261 Madison Avenue Loan Combination” in the accompanying Free Writing Prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$231,000,000	100.0%	Loan Payoff	$192,739,826	83.4%
			Upfront Reserves	$23,178,326	10.0%
			Closing Costs(1)	$9,884,987	4.3%
			Return of Equity	$5,196,860	2.2%
Total Sources	$231,000,000	100.0%	Total Uses	$231,000,000	100.0%
(1)
Closing Costs consist of approximately $4.6 million for the upcoming tax payment collected at closing, approximately $2.5 million for mortgage recording taxes and approximately $2.7 million of other customary closing costs.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

The Borrower / Sponsor.    The borrower, 260-261 Madison Avenue LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantors are Alex Sapir and Rotem Rosen (collectively, the “Guarantors” or “Sponsors”).

Alex Sapir and Rotem Rosen are partners in ASRR, LLC, a real estate management company which provides asset management services for  the Sapir Organization, a privately held, New York-based real estate holding and development firm led by Alex Sapir, which originally purchased the property in 1996. The Sapir Organization’s real estate portfolio consists of approximately 7.0 million square feet of Manhattan commercial and residential space including 11 Madison Avenue, 2 Broadway, Trump Soho Hotel Condominium, and two residential buildings, 50 Murray Street and 53 Park Place.

The Property. The 260 and 261 Madison Avenue Property is located in New York, New York on Madison Avenue between 38th and 39th Streets.  260 Madison Avenue is located on the west side of Madison Avenue while 261 Madison Avenue is located on the east side of the street.  Constructed in 1951 and 1953, the 260 and 261 Madison Avenue Property is comprised of two Class B+ office buildings each with ground floor retail and below grade parking garages.  The collateral includes 839,759 sq. ft. of office space, 37,031 sq. ft. of retail space, and 46,487 sq. ft. of parking garage space.  As of July 1, 2012, the 260 and 261 Madison Avenue Property is 89.6% leased, which consists of an 88.8% office occupancy, 96.2% retail occupancy and 100.0% parking occupancy.  Since 1995, the 260 and 261 Madison Avenue Property has maintained an average occupancy of approximately 90%.  The lobbies of both 260 Madison Avenue and 261 Madison Avenue are currently undergoing a renovation for a total cost of approximately $1.6 million.  Approximately $1.2 million of loan proceeds, estimated to be approximately 110% of the total costs remaining to complete both lobbies, were held back at closing.

The 260 and 261 Madison Avenue Property includes the following buildings:

260 Madison Avenue - 22-story, Class B+, 538,332 sq. ft. office building with 488,476 sq. ft. of office space, 20,517 sq. ft. of retail space and an additional 29,339 sq. ft. of parking garage space.  The property was built in 1951 and is 89.9% occupied.

261 Madison Avenue - 28-story, Class B+, 384,945 sq. ft. office building with 351,283 sq. ft. of office space, 16,514 sq. ft. of retail space and an additional 17,148 sq. ft. of parking garage space.  The property was built in 1953 and is 89.2% occupied.

The 260 and 261 Madison Avenue Property has leases representing no more than 13.5% of the Total NRA or 14.9% of the Total U/W Base Rent expiring in any year.  In addition, only 12.0% of the Total NRA and 13.0% of the Total U/W Base Rent expire prior to 2017.  The 260 and 261 Madison Avenue Property has exhibited positive recent leasing momentum with nine new leases and two renewals executed in 2012.  Below is a summary of the recent leases at the property:

Recent Leasing Schedule
Tenant	New / Renewal	Building	Sq. Ft.	Annual U/W Base Rent PSF	Lease Term (Years)	Lease Expiration
McLaughlin & Stern	Renewal	260 Madison	108,977	$35.69	10.0	12/31/2021
Coca-Cola Company	New	260 Madison	50,462	$44.76	10.0	10/31/2022
WeWork	New	261 Madison	43,874	$42.00	15.8	4/30/2028
Black Enterprises Magazine	New	260 Madison	26,549	$43.34	10.4	5/31/2023
AKAM Associates	New	260 Madison	22,881	$39.27	10.7	9/30/2022
Forum Personnel, Inc.	Renewal	260 Madison	16,100	$37.08	9.0	5/31/2021
Arik Eshel, CPA & Associates	New	260 Madison	14,078	$30.00	10.0	1/15/2022
Ziruale Construction, Inc.	New	261 Madison	5,645	$60.93	7.0	6/3/2019
Prominence Décor	New	260 Madison	3,714	$40.00	10.1	5/31/2022
The Transportation Group	New	261 Madison	3,402	$43.13	5.3	5/31/2017
Gusy van der Zandt	New	261 Madison	2,800	$43.05	10.3	5/31/2022
Total / Wtd. Avg.			298,482	$39.60	10.8

Environmental Matters. The Phase I environmental report dated June 8, 2012 recommended no further action at the 260 and 261 Madison Avenue Property, other than the development and implementation of an asbestos operations and maintenance program, which the borrower agreed to institute, and the registration of an above ground storage tank, which the borrower agreed to register.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Major Tenants.
McLaughlin & Stern (108,977 sq. ft., 11.8% of NRA, 10.0% of Annual U/W Base Rent)
McLaughlin & Stern, LLP (“McLaughlin & Stern”), a law firm established in 1898, provides a diverse range of legal services to businesses and individuals, with particular expertise in 18 various fields including corporate and securities, litigation, real estate, intellectual property and healthcare.  260 Madison Avenue is the firm’s headquarters and only location in New York City.  McLaughlin & Stern has been a tenant at 260 Madison Avenue since 1996 when the tenant occupied only one floor of approximately 16,000 sq. ft.   Since then, McLaughlin & Stern has expanded five times into its current eight floors of space, leasing an additional approximately 92,000 sq. ft.

Primedia, Inc. (71,000 sq. ft., 7.7% of NRA, 6.9% of Annual U/W Base Rent)
Primedia Inc. (“Primedia”) is a privately held American media company fully owned by TPG Capital (formerly Texas Pacific Group).  Primedia helps millions of consumers find apartments, houses for rent, and new homes for sale through its Internet, mobile, and print products.  Brands include Apartment Guide, ApartmentGuide.com, Rentals.com, and New Home Guide.  In May 2012, Primedia acquired Rent.com from eBay for $145 million.  TPG Capital is a large global private equity investment firm focused on leveraged buyout, growth capital and leveraged recapitalization investments in distressed companies and turnaround situations.  TPG Capital purchased Primedia for $525 million in 2011.  Primedia has been a tenant since May 2006.  The Primedia space is fully subleased to two tenants, Source Interlink (47,700 sq. ft.) and Simplicity Pattern (23,300 sq. ft.).

Hanesbrands, Inc. (54,659 sq. ft., 5.9% of NRA, 5.1% of Annual U/W Base Rent)
Hanesbrands Inc. (NYSE:HBI) (“Hanes”), based in Winston-Salem, North Carolina, is a global consumer goods company that has been in business for more than a century that manufactures and sells apparel essentials including t-shirts, bras, underwear, socks, hosiery, casualwear and activewear.  Hanes, which was spun off from the Sara Lee Corporation in 2006, has approximately 50,000 employees and reported net income for 2011 of approximately $266.7 million, $55.4 million higher than the reported net income in 2010 of approximately $211.3 million.  Hanes has a market capitalization of approximately $2.9 billion as of July 2012.

The Market.
Midtown Manhattan Office Market
Midtown Manhattan is the largest office market in the country, containing 241.5 million square feet within its 11 major submarkets.  Specifically, the 260 and 261 Madison Avenue Property is located in the Grand Central District, Midtown’s largest submarket containing 59.7 million square feet of office space.

Murray Hill Office Subdistrict
The 260 and 261 Madison Avenue Property is located in the Murray Hill subdistrict, one of three subdistricts within Midtown Manhattan’s Grand Central District.  As of first quarter 2012, these three office subdistricts contained a total of approximately 45.2 million sq. ft. of Class A office space and approximately 14.5 million sq. ft. of Class B office space.  The 260 and 261 Madison Avenue Property competes with both Class A and Class B buildings.  Within the Murray Hill subdistrict, the average Class A and Class B direct rental rates as of first quarter 2012 were $51.97 PSF and $42.54 PSF, respectively.  The average in-place rents at the 260 and 261 Madison Avenue Property fall between the average Class A and Class B rents for the Murray Hill subdistrict.  The appraisal concluded an effective occupancy rate of 95%.  The average Grand Central district direct vacancy rate including all three subdistricts was 8.7% for Class A space and 5.4% for Class B space.  The Murray Hill subdistrict boasts a vacancy rate of 5.4% for Class A space and 4.1% for Class B space.

Retail Market
The comparable retail leases contained in the appraisal range from $136.50 – $187.17 PSF. The appraiser concluded market rents of $175.00 PSF for Madison Avenue ground floor corner space, $75 PSF for side street midblock space and $50.00 PSF for below-grade space.  The 260 and 261 Madison Avenue Property’s in-place U/W Base Rent for retail space of $107.80 PSF is below the appraiser’s blended conclusion of $131.97 PSF based on the corner, midblock and below grade rental assumptions above.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

The following table compares the 260 and 261 Madison Avenue Property to direct competitors in the Murray Hill subdistrict.

Summary of Comparable Office Properties(1)
Building	Year Built	Height (Stories)	Size (Sq. Ft.)	Total Occupancy % (Direct)	Direct Asking Rents PSF
260 and 261 Madison Avenue	1951, 1953	22, 28	923,277	89.6%	$45.00 – $60.00
200 Madison Avenue	1925	26	553,144	100.0%	NAV
270 Madison Avenue	1923 / 1999	20	198,563	100.0%	NAV
275 Madison Avenue	1931	43	295,000	89.1%	$70.00 – $80.00
285 Madison Avenue	1926	25	371,284	100.0%	NAV
286 Madison Avenue	1918	23	111,977	95.0%	$50.00
292 Madison Avenue	1923	26	178,097	93.8%	$47.00
295 Madison Avenue	1929	47	237,366	93.5%	$45.00 – $48.00
317 Madison Avenue	1922	23	306,200	80.5%	$45.00
Total / Wtd. Avg.(2)				94.5%	$45.00 – $80.00

(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	U/W	U/W PSF
Base Rent(1)	$34,264,599	$35,658,673	$33,796,346	$38,799,845	$42.02
Value of Vacant Space	0	0	0	4,551,960	4.93
Gross Potential Rent	$34,264,599	$35,658,673	$33,796,346	$43,351,805	$46.95
Total Recoveries	3,916,794	5,180,435	4,877,118	4,886,531	5.29
Total Other Income(2)	895,928	871,052	782,010	843,419	0.91
Less: Vacancy(3)	0	0	0	(4,551,960)	(4.93)
Effective Gross Income(4)(5)	$39,077,321	$41,710,160	$39,455,475	$44,529,796	$48.23
Total Operating Expenses	17,421,939	19,066,485	19,740,709	20,871,984	22.61
Net Operating Income	$21,655,382	$22,643,675	$19,714,765	$23,657,812	$25.62
TI/LC	0	0	0	1,384,916	1.50
Capital Expenditures	0	0	0	269,948	0.29
Net Cash Flow	$21,655,382	$22,643,675	$19,714,765	$22,002,948	$23.83
(1)	U/W Base Rent includes $789,144 in contractual step rent through September 2013 and rent averaging of $307,389 for Coca-Cola Company and JPMorgan Chase.
(2)
U/W Other Income consists primarily of tenant cleaning income, sundry income and other miscellaneous income and $122,819 of percentage rent paid by HQ Global Workplaces (d/b/a Regus), in-line with actual percentage rent collections.

(3)	U/W Vacancy represents 9.4% of gross income and is underwritten based on in place economic vacancy including tenants with executed leases, but not yet in occupancy.
(4)	Effective Gross Income in 2011 decreased from 2010 largely due to 6 tenants vacating in 2010 and 2011 totaling approximately 98,500 sq. ft.
(5)
U/W Effective Gross Income is higher than historicals due to 9 new leases (including Coca-Cola Company, WeWork and Black Enterprises Magazine) signed in 2011 and 2012 totaling 173,405 sq. ft. and $7,332,795 in U/W Base Rent.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Property Management.    The 260 and 261 Madison Avenue Property is managed by ASRR Management, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The 260 and 261 Madison Avenue Loan is structured with a hard lockbox and in place cash management.  The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the 260 and 261 Madison Avenue Loan documents with any excess amounts remaining in this account returned to the borrower in accordance with the 260 and 261 Madison Avenue Loan documents.

All excess cash will be swept into a lender controlled account during (a) a Major Tenant Sweep Period (as described below), (b) a Coca-Cola Sweep Period (as described below), (c) a BEM Sweep Period (as described below) or (d) upon the occurrence of any of the following: (i) an event of default, (ii) any bankruptcy action of the borrower, Guarantor or property manager, (iii) if the debt service coverage ratio for two consecutive calendar quarters is less than 1.05x (based on 30-year amortization) until such time that the debt service coverage ratio is 1.10x (based on 30-year amortization) for two consecutive quarters, or (iv) the borrower fails to complete the lobby renovations on or before October 15, 2012.

A “Major Tenant Sweep Period” occurs if (A) a tenant on a lease that is considered a “Major Sweep Event Lease” (defined as (i) a tenant occupying at least 50,000 sq. ft. of space at the 260 and 261 Madison Avenue Property or (ii) the tenant named The Trustees of AFTRA Health & Retirement Funds) (a) exercises a termination option, (b) fails to renew its lease prior to the date required under the lease, (c) is the subject of a bankruptcy action, (d) goes dark in its entire leased premises (including any subleased space) other than for temporary and reasonable business-related or repair-related purposes, or (e) fails to pay rent required under its lease for more than 60 days after the due date and (B) on such date, after giving effect to the Major Sweep Event Lease, the DSCR at the 260 and 261 Madison Avenue Property would be less than 1.30x (based on 30-year amortization).  During a Major Tenant Sweep Period, all excess cash flow will be swept into the Major Tenant Sweep Reserve Account until $50 PSF on the Major Sweep Event Lease space has been accumulated.  Any funds deposited into the Major Tenant Sweep Reserve Account may be disbursed to the borrower for approved leasing expenses.

A “Coca-Cola Sweep Period” occurs if Coca-Cola has terminated its lease (in connection with borrower’s failure to deliver the Coca-Cola space to Coca-Cola on or before January 19, 2013).  During a Coca-Cola Sweep Period, all excess cash will be swept into the Coca-Cola Reserve Account until the sum of the (i) amount on deposit in the Coca-Cola Reserve Account and (ii) the balance of any free rent reserve attributed to Coca-Cola in the free rent reserve account attributed to Coca-Cola is equal to $24.6 million.   Any funds deposited into the Coca-Cola reserve account may be disbursed to the borrower for approved leasing expenses.

A “BEM Sweep Period” occurs if both (i) Black Enterprises Magazine (“BEM”) has terminated its lease (in connection with borrower’s failure to deliver the BEM space to BEM on or before May 1, 2013) and (ii) on the date that the BEM Sweep Period is to commence, the debt yield (as defined in the loan documents and based on net cash flow) is less than 9.2%.  During a BEM Sweep Period, all excess cash will be swept into the earn-out reserve account until the BEM reserve deposit ($4,091,684) has been accumulated.  A BEM Sweep Period will end upon the earlier to occur of (i) the deposit of the BEM reserve deposit ($4,091,684) into the earn-out reserve account or (ii) the achievement of a 9.2% debt yield based on lender’s net cash flow.

Guaranty of Payment.    The loan is structured with a guaranty of loan repayment for $24.6 million in connection with Coca-Cola’s option to terminate its lease in connection with borrower’s failure to deliver the Coca-Cola space to Coca-Cola on or before January 19, 2013.  The guaranty of payment will terminate upon Coca-Cola accepting possession of its space or the cash flow at the 260 and 261 Madison Avenue achieving a 9.0% debt yield on net cash flow (based on tenants in occupancy and paying rent or in a free rent period with the free rent reserved).

Initial Reserves.    At closing, the borrower deposited (i) $2,000,000 into the TI/LC reserve account, (ii) $34,100 into the required repair reserve account, (iii) $3,282,340 to fund tenant improvement and leasing costs associated with the Coca-Cola lease, (iv) $3,448,237 to fund free rent owed to Coca-Cola (any excess free rent reserve will be released to the borrower once Coca-Cola is in possession of its space and paying unabated rent), (v) $2,413,070 to fund tenant improvement costs associated with the WeWork lease (leasing commissions of $1,255,989 were paid at closing), (vi) $1,535,590 to fund free rent owed to WeWork (any excess free rent reserve will be released to the borrower once WeWork is in possession of its space and paying unabated rent), (vii) $2,030,224 to fund tenant improvement and leasing costs associated with the Black Enterprises Magazine lease, (viii) $2,061,460 to fund free rent owed to Black Enterprises Magazine (any excess free rent reserve will be released to the borrower once Black Enterprises Magazine is in possession of its space and paying unabated rent), (ix) $2,546,867 to fund approved leasing expenses in connection with additional leasing at the property, (x) $1,411,967 to fund free rent owed to McLaughlin & Stern and (xi) $1,158,482 to fund costs associated with the lobby renovations at both buildings.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

260 and 261 Madison Avenue New York, NY 10016	Collateral Asset Summary 260 and 261 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$105,000,000 50.2% 1.88x 10.2%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $764,725, into a monthly tax reserve account, (ii) $22,491 into a capital expenditure account and (iii) $153,880 into a TI/LC reserve account, which amount is capped at $4,000,000.  The TI/LC reserve cap will be reduced to $3,000,000 in the event that occupancy at the 260 and 261 Madison Avenue Property is greater than 90.0%.  Monthly reserves for insurance are not required unless the borrower fails to make insurance payments or there is an event of default.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Jeffrey Gural		Collateral:	Fee Simple
Borrower:	New 520 GSH LLC; New 520 Triple		Location:	New York, NY
	Crown LLC; 38th and 8th LLC; New		Year Built / Renovated:	1926 / 2009 - 2011
	520 Eighth LLC		Total Sq. Ft.:	758,490
Original Balance:	$105,000,000		Property Management:	Newmark & Company Real Estate, Inc.
Cut-off Date Balance:	$104,714,834		Underwritten NOI:	$14,117,245
% by Initial UPB:	-.-%		Underwritten NCF:	$13,227,222
Interest Rate:	4.1110%		Appraised Value:	$275,000,000
Payment Date:	11th of each month		Appraisal Date:	May 1, 2012
First Payment Date:	July 11, 2012
Maturity Date:	June 11, 2022		Historical NOI
Amortization:	360 months		TTM NOI:	$12,644,486 (T-12 April 30, 2012)
Additional Debt:	None		2011 NOI:	$12,453,492 (December 31, 2011)
Call Protection:	L(26), D(90), O(4)		2010 NOI:	$12,342,358 (December 31, 2010)
Lockbox / Cash Management:	Soft / Springing		2009 NOI:	$14,329,071 (December 31, 2009)

Reserves(1)			Historical Occupancy(2)
	Initial	Monthly	Current Occupancy:	99.1% (June 15, 2012)
Taxes:	$0	Springing	2011 Occupancy:	98.6% (December 31, 2011)
Insurance:	$0	Springing	2010 Occupancy:	97.3% (December 31, 2010)
Replacement:	$0	Springing	2009 Occupancy:	98.8% (December 31, 2009)
TI/LC:	$0	Springing	(1) See “Initial Reserves” and “Ongoing Reserves” herein. (2) The 520 Eighth Avenue Property has averaged 97.3% occupancy for the past 12 years.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$138
Balloon Balance / Sq. Ft.:	$110
Cut-off Date LTV:	38.1%
Balloon LTV:	30.4%
Underwritten NOI DSCR:	2.32x
Underwritten NCF DSCR:	2.17x
Underwritten NOI Debt Yield:	13.5%
Underwritten NCF Debt Yield:	12.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

The Loan.    The 520 Eighth Avenue loan (the “520 Eighth Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a Midtown Manhattan office building totaling 758,490 sq. ft. located at 520 Eighth Avenue in New York, New York (the “520 Eighth Avenue Property”) with an original principal balance of $105.0 million.  The 520 Eighth Avenue Loan has a 10-year term and 30-year amortization.  The 520 Eighth Avenue Loan accrues interest at a fixed rate equal to 4.1110% and has a Cut-off Date Balance of approximately $104.7 million.  Loan proceeds were used to, among other things, retire existing debt of approximately $52.4 million and return $51.6 million of equity to the borrower.  Based on the appraised value of $275.0 million as of May 1, 2012, the Cut-off Date LTV is 38.1% and the remaining implied equity is $170.0 million.  The most recent prior financing of the 520 Eighth Avenue Property was included in the WBCMT 2004-C10 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$105,000,000	100.0%	Loan Payoff	$52,432,130	49.9%
			Return of Equity	$51,636,649	49.2%
			Closing Costs	$931,221	0.9%
Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%

The Borrower / Sponsor.    The borrower consists of four entities, New 520 GSH LLC; New 520 Triple Crown LLC; 38th and 8th LLC; and New 520 Eighth LLC, which entities own the 520 Eighth Avenue Property as tenants in common.  Each tenant in common entity is a single purpose entity structured to be bankruptcy remote, each with two independent directors in its organizational structure.  The borrower is controlled by Jeffrey Gural, the Chairman of Newmark Grubb Knight Frank.  Newmark Grubb Knight Frank and its partners have an ownership interest in 41 buildings totaling approximately 8 million sq. ft. and manage 150 buildings in the New York metropolitan area.  Jeffrey Gural is the nonrecourse carve-out guarantor for the 520 Eighth Avenue Loan (the “Guarantor”). The Guarantor (or an entity controlled by the Guarantor) has owned and managed the 520 Eighth Avenue Property since acquiring the asset in 1978.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

ASPCA	NR/NR/NR	67,204	8.9%	$41.21	12.5%	12/31/2026(1)
Mason Tenders District Council Welfare Fund	NR/NR/NR	48,395	6.4%	$31.70	6.9%	2/28/2018
Selfhelp Community Services, Inc.	NR/NR/NR	45,000	5.9%	$26.14	5.3%	8/31/2025
Log-On Computer & Mailing Services, Inc.	NR/NR/NR	35,000	4.6%	$20.74	3.3%	1/31/2020
Alliance of Resident Theatres/New York	NR/NR/NR	32,000	4.2%	$26.00	3.8%	11/30/2022
Total Major Tenants		227,599	30.0%	$30.92	31.9%
Remaining Office Tenants(2)		497,011	65.5%	$27.01	60.8%
Total Office Tenants		724,610	95.5%	$28.24	92.6%

Retail Tenants		27,055	3.6%	$60.31	7.4%
Vacant		6,825	0.9%
Total Collateral Sq. Ft.		758,490	100.0%

(1)	ASPCA occupies three spaces with the largest space totaling 57,000 sq. ft. expiring December 31, 2026 and the other two smaller spaces totaling 10,204 sq. ft. expiring May 31, 2014.
(2)	Remaining Tenants include more than 90 other tenants with no single tenant representing more than 4.1% of the NRA or 3.2% of the U/W Base Rent.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(2)	12	4,650	0.6%	4,650	0.6%	$12.16	0.3%	0.3%
2012	7	49,193	6.5%	53,843	7.1%	$29.67	6.6%	6.9%
2013	8	30,037	4.0%	83,880	11.1%	$27.35	3.7%	10.6%
2014	7	35,195	4.6%	119,075	15.7%	$26.41	4.2%	14.8%
2015	11	54,542	7.2%	173,617	22.9%	$31.30	7.7%	22.5%
2016	10	41,320	5.4%	214,937	28.3%	$27.34	5.1%	27.6%
2017	8	44,717	5.9%	259,654	34.2%	$33.87	6.9%	34.5%
2018	9	95,099	12.5%	354,753	46.8%	$32.43	14.0%	48.4%
2019	3	20,900	2.8%	375,653	49.5%	$25.19	2.4%	50.8%
2020	6	72,971	9.6%	448,624	59.1%	$24.30	8.0%	58.8%
2021	3	23,646	3.1%	472,270	62.3%	$31.92	3.4%	62.3%
2022	7	60,071	7.9%	532,341	70.2%	$32.41	8.8%	71.1%
Thereafter	7	219,324	28.9%	751,665	99.1%	$29.14	28.9%	100.0%
Vacant	NAP	6,825	0.9%	758,490	100.0%	NAP	NAP
Total / Wtd. Avg.	98	758,490	100.0%			$29.39	100.0%

(1)	Lease Rollover Schedule assumes all tenants expire at their respective lease expiration dates even though certain tenants may have early termination options.
(2)	MTM includes four storage tenants and four roof tenants.

The Property. The 520 Eighth Avenue Property is located in New York, New York on Eighth Avenue between 36th and 37th Streets.  The 520 Eighth Avenue Property consists of three adjacent and interconnected office buildings totaling 758,490 sq. ft. of net rentable area (“NRA”) and located in the Garment District in New York City’s Penn Plaza/Garment submarket.  The buildings, built in 1926, are situated on a 0.797-acre site, which includes ground floor retail representing approximately 3.5% of the total NRA.  The three buildings, consisting of 24-story, 22-story and 11-story structures,  operate as a single office property accessible through a main entrance located at 520 Eighth Avenue.  Over the last three years, the 520 Eighth Avenue Property has undergone $5.6 million in major renovations, which have included new elevator cabs and mechanicals, new roof insulation, and new lobbies at 520 Eighth Avenue and 266 West 37th Street.

The 520 Eighth Avenue Property is 99.1% occupied by a diverse mix of 98 tenants including, among others, not-for-profit associations, professional services firms, media and entertainment services companies, personal care services firms and garment/manufacturing industry tenants. The 520 Eighth Avenue Property includes 730,585 sq. ft. of office space (96.3% of the NRA), 16,396 sq. ft. of retail space with frontage along 8th Avenue (2.2% of the NRA), and 10,268 sq. ft. of retail space along the side street (1.4% of the NRA).  The 520 Eighth Avenue Property has had an average occupancy of 97% over the past 12-year period (2000 - 2011) and has generated above $23.0 million in effective gross income since 2009.  In addition, no more than 12.5% of the NRA expires in any given year throughout the loan term and no single lease expiring during the loan term represents more than 6.9% of the Total U/W Base Rent.  The 520 Eighth Avenue Property has experienced positive leasing momentum in 2012 with seven new office leases totaling 83,286 sq. ft. with average U/W Base Rents of $34.57 PSF.  The average U/W office Base Rent at the 520 Eighth Avenue Property is $28.24 PSF, approximately 18.3% below the rents of these recently executed leases.

Environmental Matters. The Phase I environmental report dated May 30, 2012 recommended no further action at the 520 Eighth Avenue Property, other than the cleaning of excess fuel oil from the exterior of three above ground storage tanks, which the borrower agreed to complete.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

Major Tenants.

ASPCA (67,204 sq. ft., 8.9% of NRA, 12.5% of Annual U/W Base Rent)
The American Society for the Prevention of Cruelty to Animals (the “ASPCA”) is headquartered at the 520 Eighth Avenue Property and has been a tenant since 2007. The ASPCA, established in 1866, was the first humane society to be established in North America.  Total assets as reported by the 2010 annual report are $209.6 million. The ASPCA does not have any long-term debt obligations, with reported liabilities of $21.5 million as of year-end 2010. The ASPCA executed a lease renewal in January 2012 extending its lease maturity date to December 2026 with respect to 57,000 sq. ft., four years beyond the loan term.  The ASPCA occupies two smaller spaces totaling 10,204 sq. ft. expiring on May 31, 2014.

Mason Tenders District Council Welfare Fund (48,395 sq. ft., 6.4% of NRA, 6.9% of Annual U/W Base Rent)
Mason Tenders District Council Welfare Fund (the “Fund”) has been a tenant at the 520 Eighth Avenue Property since 2002.  The Fund is an umbrella labor organization affiliated with six local unions in the New York tri-state area with over 15,000 members.  It is involved in political and social labor action awareness campaigns on both the national and local levels.  The Fund was established in 1970 to provide health and welfare benefits to eligible employees on whose behalf employers contribute to the Fund in accordance with the terms of a collective bargaining agreement between the employer’s and employee’s union. Reported assets and revenue for year-end 2010 were $202.1 million and $130.8 million, respectively.

Selfhelp Community Services, Inc. (45,000 sq. ft., 5.9% of NRA, 5.3% of Annual U/W Base Rent)
Selfhelp Community Services, Inc. (“Selfhelp”) has been a tenant at the 520 Eighth Avenue Property since 2000.  The tenant originally occupied only the 5th floor and in 2003 expanded into the 18th floor and in 2010, extended its lease expiration through August 2025.  Selfhelp was founded in 1936 and is a member agency of the United Way.  Selfhelp is dedicated to enabling the elderly and other at-risk populations to live independently by providing, among other things, home care, supportive senior housing and senior centers.  Selfhelp enables approximately 1,075 aging individuals to live independently at six service-driven affordable senior complexes, with a seventh planned to open in early 2013.  Per the tenant’s 2011 annual report, total revenues were $54.2 million and total net assets were $23.6 million.

The Market.
Midtown Manhattan Office Market
Midtown Manhattan is the largest office market in the country, containing 241.5 million sq. ft. within its 11 major submarkets.  Specifically, the 520 Eighth Avenue Property is located within the Garment District neighborhood in the Penn Plaza/Garment submarket.

Garment District Neighborhood
The majority of the properties in the Garment District are older vintage, Class B/C buildings which cater to a diverse mixture of tenants that use the space for office and manufacturing purposes.  Approximately 98% of the submarket’s office inventory was built before 1970. The appraisal concluded office rents for the 520 Eighth Avenue Property of $30.00 PSF for floors 2 – 12, and $32.00 PSF for floors 14 – 25.  A market rent of $30.00 PSF was used for the office space at the 266 West 37th Street portion of the 520 Eighth Avenue Property.  The appraisal concluded market rents are above the 520 Eighth Avenue Property’s average U/W Base Rent for office space of $28.24 PSF.  In addition, the appraiser’s concluded 3.0% vacancy rate is in-line with the historical occupancy of approximately 97.3% for the last 12 years.

Retail Market
Comparable retail rents for leases with 8th Avenue frontage in the Penn Plaza/Garment submarket ranged from $125 to $200 PSF, with an average of $140.79 PSF.  The 520 Eighth Avenue Property’s average retail rents for the retail spaces with 8th Avenue frontage are $60.90 PSF, which is significantly below market.  The comparable retail rents for spaces located on the side street ranged from $48.00 to $62.82 PSF, with an average of $54.85 PSF.  This figure is in-line with the 520 Eighth Avenue Property’s average side street rental rates of $52.73 PSF.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

The table below shows the occupancy rates and asking rents at the 520 Eighth Avenue Property in comparison to direct competitors in the Penn Plaza/Garment submarket.

Summary of Comparable Office Properties(1)
Building	Year Built / Renovated	Height (Stories)	Size (Sq. Ft.)	Total Occupancy %
520 Eighth Avenue	1926 / 2009 – 2011	24	758,490	99.1%
1385 Broadway Avenue	1926 / NAV	23	492,597	80.1%
989 Avenue of the Americas	1926 / 1985	21	116,000	91.2%
519 Eighth Avenue	1927 / NAV	26	355,000	100.0%
498 Seventh Avenue	1921 / 2010	24	936,611	95.0%
240 West 35th Street	1924 / 2009	18	162,525	100.0%
229 West 36th Street	1921 / NAV	12	147,747	92.2%
8 West 38th Street	1913 / NAV	12	105,900	94.1%
Total / Wtd. Avg.				92.5%
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	TTM 4/30/2012	U/W	U/W PSF
Base Rent(1)	$19,991,777	$19,253,144	$19,817,956	$19,802,324	$22,094,093	$29.13
Value of Vacant Space	0	0	0	0	213,950	0.28
Gross Potential Rent	$19,991,777	$19,253,144	$19,817,956	$19,802,324	$22,308,043	$29.41
Total Recoveries	3,909,277	3,866,810	3,869,481	3,866,313	3,746,471	4.94
Total Other Income(2)	191,457	62,183	127,365	118,022	118,022	0.16
Less: Vacancy(3)	0	0	0	0	(892,322)	(1.18)
Effective Gross Income(4)	$24,092,510	$23,182,138	$23,814,802	$23,786,659	$25,280,213	$33.33
Total Operating Expenses	9,763,439	10,839,780	11,361,310	11,142,173	11,162,968	14.72
Net Operating Income	$14,329,071	$12,342,358	$12,453,492	$12,644,486	$14,117,245	$18.61
TI/LC	0	0	0	0	761,079	1.00
Capital Expenditures	0	0	0	0	128,943	0.17
Net Cash Flow	$14,329,071	$12,342,358	$12,453,492	$12,644,486	$13,227,222	$17.44
(1)
U/W Base Rent includes $780,010 in contractual step rent through August 2013 and average rents through the loan term of $414,294 for ASPCA’s long term space.  ASPCA’s long term space expires Dec. 31, 2026.

(2)	U/W Other Income consists primarily of miscellaneous income items such as license fee income, utility/fuel income, water/sprinkler income and storage rent.
(3)
U/W Vacancy is 4.0% of gross potential rent.  The 520 Eighth Avenue Property is currently 99.1% occupied and has had an approximately 97.3% average occupancy over the past 12-year period (2000 - 2011).  The appraisal concluded a 3.0% vacancy rate.

Property Management.    The 520 Eighth Avenue Property is managed by Newmark & Company Real Estate, Inc., an affiliate of the Sponsor.

Lockbox / Cash Management.    The 520 Eighth Avenue Loan is structured with a soft lockbox and springing cash management.  Upon the occurrence of a Cash Trap Period (as defined below), all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and amounts in this account will be used to pay monthly debt service payments and any reserves due under the 520 Eighth Avenue Loan documents with any excess amounts remaining in this account in accordance with the 520 Eighth Avenue Loan documents.

A “Cash Trap Period” occurs upon (i) an event of default, (ii) any bankruptcy action of the borrower or Guarantor, or (iii) if the debt service coverage ratio for two consecutive calendar quarters is less than 1.30x until such time that the debt service coverage ratio is 1.30x for two consecutive quarters.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

520 Eighth Avenue New York, NY 10018	Collateral Asset Summary 520 Eighth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$104,714,834 38.1% 2.17x 13.5%

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves for (i) taxes, only if an event of default exists or if the borrower has failed to timely pay real estate taxes, (ii) insurance, only if an event of default exists if the borrower has failed to maintain all required insurance or if the borrower has failed to timely pay all insurance premiums, (iii) rollover, in an amount equal to $63,423, only if an event of default exists or if the debt service coverage ratio falls below 1.30x for three (3) consecutive calendar quarters until such time that the debt service coverage ratio is at least 1.30x for three (3) consecutive calendar quarters and (iv) replacements, in an amount equal to $10,742, only if an event of default exists, the debt service coverage ratio is not at least 1.30x for three (3) consecutive calendar quarters until such time that the debt service coverage ratio is 1.30x for three (3) consecutive calendar quarters, or the borrower fails to maintain the 520 Eighth Avenue Property in good repair and condition (as reasonably determined by lender based on an annual inspection of the 520 Eighth Avenue Property).

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Super Regional Mall
Sponsor:	Star-West JV, LLC		Collateral:	Fee Simple
Borrower:	Star-West Chicago Ridge, LLC		Location:	Chicago Ridge, IL
Original Balance:	$80,000,000		Year Built / Renovated:	1981 / 2004
Cut-off Date Balance:	$80,000,000		Total Sq. Ft.:	867,955
% by Initial UPB:	-.-%		Total Collateral Sq. Ft.(6):	568,915
Interest Rate:	4.6000%		Property Management:	SRP Property Management LLC;
Payment Date:	6th of each month			CBL & Associates Management, Inc.
First Payment Date:	August 6, 2012		Underwritten NOI:	$10,789,002
Maturity Date:	July 6, 2022		Underwritten NCF:	$10,207,107
Amortization:	Interest Only		“As-is” Appraised Value:	$129,700,000
Additional Debt(1):	Future Mezzanine Debt Permitted		“As-is” Appraisal Date:	April 17, 2012
Call Protection(2):	L(24), YM1(89), O(7)		“As Stabilized” Appraised Value(5):	$135,200,000
Lockbox / Cash Management:	Hard / Springing		“As Stabilized” Appraisal Date(5):	May 1, 2013

Reserves(3)			Historical NOI
	Initial	Monthly	TTM NOI:	$10,341,338 (T-12 March 31, 2012)
Taxes:	$0	Springing	2011 NOI:	$10,369,260 (December 31, 2011)
Insurance:	$0	Springing	2010 NOI:	$10,145,508 (December 31, 2010)
Replacement:	$0	Springing	2009 NOI:	$10,190,770 (December 31, 2009)
TI/LC:	$1,934,217	Springing
Rent Reserve:	$379,363	$0	Historical Occupancy(6)
			Current Occupancy(7):	94.7% (April 30, 2012)
Financial Information			2011 Occupancy:	91.1% (December 31, 2011)
Cut-off Date Balance / Sq. Ft.(4):		$141	2010 Occupancy:	88.1% (December 31, 2010)
Balloon Balance / Sq. Ft.(4):		$141	2009 Occupancy:	83.4% (December 31, 2009)
Cut-off Date LTV(5):		61.7%
(1)       See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)       Partial release of the Carson Pirie Scott & Co. parcel is permitted with a prepayment of principal. See “Partial Release” herein.
(3)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(4)       Based on Total Collateral Sq. Ft. of 568,915.
(5)       The “As Stabilized” LTV is 59.2%, which takes into account a full year of lease payments for recently signed leases.
(6)       Total Collateral Sq. Ft. and Historical Occupancy numbers exclude Sears (211,585 sq. ft.) and Kohl’s (87,455 sq. ft.), which are both subject to an REA and not part of the collateral.
(7)       Including Sears and Kohl’s, Current Occupancy is 96.5%.

Balloon LTV:		61.7%
Underwritten NOI DSCR:		2.89x
Underwritten NCF DSCR:		2.74x
Underwritten NOI Debt Yield: Underwritten NCF Debt Yield:		13.5% 12.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)(3)
Non-Collateral Anchors
Sears(4)	CCC/B3/CCC+	211,585	NAP	NAP	$26,941	$127	NAP
Kohl’s(4)	BBB+/ Baa1/BBB+	87,455	NAP	NAP	$30,213	$346	NAP
Subtotal		299,040			$57,154	$191

Collateral Anchors
Carson Pirie Scott & Co.	B-/Caa3/B-	154,000	27.1%	1/31/2014	$27,038	$176	2.4%
AMC Theatres(5)	NR/NR/B	32,368	5.7%	1/1/2022	$2,250	$375,000	19.5%
Total Anchors		186,368	32.8%

Major Tenants
Bed, Bath & Beyond	NR/NR/BBB+	40,882	7.2%	1/31/2021	$12,395	$303	7.0%
Michaels	NR/Caa1/B+	21,103	3.7%	2/28/2014	$3,271	$155	14.1%
Aldi, Inc	NR/NR/NR	20,042	3.5%	5/02/2026(6)	NAV	NAV	NAV
Old Navy	BBB-/Baa3/BB+	15,563	2.7%	1/31/2018(7)	NAV	NAV	NAV
Forever 21	NR/NR/NR	11,827	2.1%	1/31/2020(8)	$3,930	$332	11.0%
Victoria’s Secret	BB+/Ba2/BB+	11,434	2.0%	1/31/2023	$6,556	$573	11.5%
Total Major Tenants		120,851	21.2%		$26,152	$307	9.6%

Remaining In-line Tenants(9) (<10,000 sq. ft.)		205,371	36.1%		$68,724	$422	14.7%
Food Court		7,618	1.3%		$4,152	$647	21.7%
Restaurant		16,491	2.9%		$9,961	$604	5.9%
Kiosk / Other		2,192	0.4%		$1,889	$1,081	30.9%
Total Occupied Collateral		538,891	94.7%

Vacant		30,024	5.3%
Total/Wtd. Avg.(10)		568,915	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales, Sales PSF and Occupancy Cost are for tenants who have reported a minimum 12 months of sales as of February 2012.
(3)	Occupancy Cost calculations exclude utility reimbursements.
(4)	Sales figures for Sears and Kohl’s are based on estimates provided by the borrower.
(5)	AMC Theatres Sales PSF represent sales per screen, and are based on six screens.
(6)	Aldi, Inc has the right to terminate its lease any time after May 1, 2019 with 24 months prior notice.
(7)	Old Navy signed its lease on May 1, 2012 and will commence paying rent on the earlier to occur of (i) the date Old Navy opens its business to the public and (ii) December 1, 2012. A rent reserve was established at closing and includes the Old Navy monthly rental payment amounts through December 2012.
(8)	Forever 21 may terminate its lease in January 2015, with a termination fee of 55% of the unamortized portion of the tenant allowance, if sales during its fourth lease year (2013-2014) are lower than $3,548,100 ($300 PSF). The T-12 February 2012 Forever 21 sales are $332 PSF.
(9)	Includes Crazy 8 (1,875 sq. ft.) which has signed its lease and is expected to take occupancy of its space and begin rent payments in August 2012.
(10)	Total/Wtd. Avg. excludes non-collateral anchor tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	8	20,356	3.6%	20,356	3.6%	$32.14	6.6%	6.6%
2012	8	7,947	1.4%	28,303	5.0%	$38.98	3.1%	9.7%
2013	18	29,894	5.3%	58,197	10.2%	$27.16	8.2%	17.9%
2014	20	204,199	35.9%	262,396	46.1%	$9.41	19.4%	37.3%
2015	10	11,436	2.0%	273,832	48.1%	$41.24	4.8%	42.1%
2016	12	22,578	4.0%	296,410	52.1%	$31.98	7.3%	49.4%
2017	9	22,650	4.0%	319,060	56.1%	$21.35	4.9%	54.2%
2018	15	53,088	9.3%	372,148	65.4%	$26.36	14.1%	68.4%
2019	4	6,239	1.1%	378,387	66.5%	$29.26	1.8%	70.2%
2020	4	22,414	3.9%	400,801	70.5%	$31.36	7.1%	77.3%
2021	5	53,172	9.3%	453,973	79.8%	$19.20	10.3%	87.6%
2022	5	46,889	8.2%	500,862	88.0%	$12.83	6.1%	93.7%
Thereafter	5	38,029	6.7%	538,891	94.7%	$16.46	6.3%	100.0%
Vacant	NAP	30,024	5.3%	568,915	100.0%	NAP	NAP
Total / Wtd. Avg.	123	568,915	100.0%			$18.38	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan. The Chicago Ridge Mall loan (the “Chicago Ridge Mall Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 568,915 square foot super regional mall located at 444 Chicago Ridge Mall in Chicago Ridge, Illinois (the “Chicago Ridge Mall Property”) with an original principal balance of $80.0 million. The Chicago Ridge Mall Loan has a 10-year term with interest only payments. The Chicago Ridge Mall Loan accrues interest at a fixed rate equal to 4.6000% and has a Cut-off Date Balance of $80.0 million. Loan proceeds along with $41.7 million from the borrower were used to acquire the Chicago Ridge Mall Property for $118.3 million. Based on the “As-is” appraised value of $129.7 million as of April 17, 2012, the cut-off date LTV is 61.7%. Based on the “As Stabilized” appraised value of $135.2 million as of May 1, 2013, the “As Stabilized” LTV is 59.2%. The most recent prior financing of the Chicago Ridge Mall Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$80,000,000	65.8%	Purchase Price	$118,300,000	97.2%
Borrower Equity	$41,667,770	34.2%	Reserves	$2,313,580	1.9%
			Closing Costs	$1,054,190	0.9%
Total Sources	$121,667,770	100.0%	Total Uses	$121,667,770	100.0%

The Borrower / Sponsors.    The borrower, Star-West Chicago Ridge, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and nonrecourse guarantor is Star-West JV, LLC (the “Chicago Ridge Mall Sponsor), a joint venture controlled by Starwood Capital Group (“Starwood”). The Chicago Ridge Mall Property is part of a seven property portfolio of malls that Starwood acquired ownership of from Westfield America Limited Partnership (“Westfield”). An affiliate controlled by Starwood, who controls the Chicago Ridge Mall Sponsor, and other Starwood affiliated entities and funds, owns a 14% interest in the Chicago Ridge Mall Sponsor. Westfield maintains a 10% interest in the Chicago Ridge Mall Sponsor and the remaining ownership interests are indirectly held by sovereign wealth funds and university endowments.

Starwood owns a controlling equity interest in the Chicago Ridge Mall Property and is a privately held global investment firm. Starwood was founded in 1991 and has completed over 435 transactions representing assets of over $32.0 billion as of December 31, 2011, with current assets under management of approximately $19.0 billion. Starwood has raised over $14.0 billion of equity and sponsored twelve co-mingled opportunistic funds. Starwood is an experienced real estate investor and has invested in all commercial real estate asset classes, including approximately 14 million square feet of retail space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

The Chicago Ridge Mall Property is managed by an entity controlled by Starwood Retail Partners, LLC (“SRP”). SRP is a retail-focused real estate platform formed, wholly-owned, controlled and managed by Starwood to acquire, redevelop and reposition retail assets, with an aim to create long-term value for its capital partners and investors. SRP is led by Scott Wolstein, co-founder and former chairman and CEO of Developers Diversified Realty Corporation (NYSE: DDR), a publicly traded REIT.

Westfield, a subsidiary of The Westfield Group, which is rated A-/A2/A- by Fitch/Moody’s/S&P, retains a 10% interest in the Chicago Ridge Mall Property and holds a 50% non-controlling ownership interest in the Chicago Ridge Mall property manager. The Westfield Group is one of the largest retail property groups in the world by equity market capitalization and one of the largest entities listed on the Australian Securities Exchange. Operating on a global platform, The Westfield Group is an internally managed, vertically integrated shopping center group, undertaking ownership, development, design, property management, funds and asset management. The Westfield Group employs over 4,000 staff worldwide and has interest in an investment portfolio of 118 shopping centers around the world, totaling approximately 114.1 million square feet and valued at approximately $62.7 billion as of December 31, 2011.

The Property. The Chicago Ridge Mall Property is a one-story, enclosed super regional shopping center located approximately 15 miles southwest of the Chicago central business district (“CBD”), built in 1981 and renovated in 2004. The Chicago Ridge Mall Property has a total of 867,955 sq. ft., of which 568,915 sq. ft. is leasable collateral for the Chicago Ridge Mall Loan. The leasable collateral does not include the 211,585 sq. ft. Sears anchor space or the 87,455 sq. ft. Kohl’s anchor space, both of which are subject to an REA and are not part of the collateral. In addition to Sears and Kohl’s, the Chicago Ridge Mall Property is anchored by Carson Pirie Scott & Co. and an AMC Theatres with six movie screens. Other major tenants include Bed Bath & Beyond, Michaels, Aldi, Inc, Old Navy, Forever 21 and Victoria’s Secret. The leasable collateral of the Chicago Ridge Mall Property is 94.7% occupied as of April 30, 2012. In addition, the Chicago Ridge Mall Property has 4,156 parking spaces, yielding a parking ratio of 4.79 per 1,000 sq. ft.

The below chart provides historical sales at the Chicago Ridge Mall Property.

Historical Sales PSF(1)
					T-12 February 2012		National Average
	2008	2009	2010	2011	Sales PSF	Gross Sales (000’s)	2011 National Sales PSF	2011 National Sales Per Store (000’s)
Sears(2)	$133	$130	$127	$127	$127	$26,941	$148	$9,234
Kohl’s(2)	$336	$335	$341	$344	$346	$30,213	$186	$16,382
Carson Pirie Scott & Co.(3)	$199	$196	$186	$177	$176	$27,038	$112	$10,673
AMC Theatres(4)	$413,000	$426,000	$455,833	$362,000	$375,000	$2,250	NAV	NAV

In-Line Tenants(5)	$385	$365	$414	$424	$422

(1)	Historical Sales PSF is based on historical statements provided by the borrower and represent tenants reporting at least 12 months of sales for each year.
(2)	Sales PSF figures for Sears and Kohl’s are estimates provided by the borrower.
(3)	2011 National Sales PSF and 2011 National Sales Per Store for Carson Pirie Scott & Co. are based on the sales of the parent company, Bon-Ton Stores.
(4)	AMC Theatres Sales PSF are on a per screen basis (six screens).
(5)	Excludes all major (greater than 10,000 sq. ft.), theatre, anchor, restaurant and kiosk tenants.

Environmental Matters. The Phase I environmental report dated April 6, 2012 recommended the continued implementation of the asbestos operation and maintenance plan at the Chicago Ridge Mall Property.

The environmental consultant noted a historical recognized environmental condition because a portion of the Chicago Ridge Mall Property was constructed over a closed landfill.  No further investigation was recommended based on the following: (i) the landfill ceased accepting waste material in the 1970s, (ii) the Illinois Environmental Protection Agency (“IEPA”) was consulted in 1980 by the mall developers for guidance regarding the historic landfill and the IEPA responded in writing that no special permits were required for the mall development, (iii) there are no formal land use restrictions in effect, and (iv) multiple prior environmental reports did not have any findings that would warrant reporting to the IEPA.  The borrower purchased a secured creditor environmental insurance policy with a $10 million limit for a term that extends two years past the Chicago Ridge Mall Loan maturity. Additionally, an environmental indemnity was provided at closing.

The Market.   The Chicago Ridge Mall Property is located approximately 15 miles south of the Chicago CBD in the southwestern portion of Cook County in a highly visible and trafficked area at the intersection of West 95th Street (U.S. Route 12/20) and Ridgeland Avenue, with average daily traffic counts of 49,900 and 23,400 cars per day, respectively. The Chicago Ridge Mall Property has access to Interstate 294, located approximately 1.2 miles to the west, via 95th Street. Interstate 294 provides connections to Interstate 94, downtown Chicago and the rest of the Chicago area interstate highway system. The unemployment rate in the Chicago metropolitan

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

statistical area was 9.7% as of December 2011, unchanged from a year earlier. Over the next five years, the unemployment rate in Chicago is expected to trend lower and average 8.2% annually.

Chicago Ridge is a heavily populated suburb of Chicago, with an estimated 324,876 people living within a 5-mile radius of the Chicago Ridge Mall Property in 2011. The average household income in 2011 in a five-mile radius around the Chicago Ridge Mall Property is $67,329, just below the national average household income of $67,529. As of Q1 2012, the Near South Cook submarket where the Chicago Ridge Mall Property is located had an average mall vacancy rate of 4.1%, slightly above the overall Chicago market average mall vacancy rate of 3.6%. Only 346,000 square feet of retail space came online between 2007 and 2011. Over the next five years, new construction is expected to be even more subdued, with a projected 171,000 square feet of retail to be completed in the submarket. The Chicago Ridge Mall Property has little direct competition within its trade area and its densely developed infill location presents a high barrier to entry and further limits the potential for new competition.

The below chart provides a comparison of the Chicago Ridge Mall Property and its competitive set. Orland Square Mall represents the primary competition and is the most similar in tenant mixture. Oak Brook Center and Yorktown Center & Shops are competitive due to their location along the interstate, with Oak Brook Center offering an upscale tenant mixture. Ford City Mall and Promenade at Bolingbrook are considered to provide limited competition, as Ford City Mall is an older mall and Promenade at Bolingbrook is a lifestyle center that is more entertainment focused.

Competitive Set(1)
Name	Chicago Ridge Mall Property	Orland Square Mall	Oak Brook Center	Yorktown Center & Shops	Ford City Mall	Promenade at Bolingbrook
Distance from Subject	NAP	7.5 miles	12.7 miles	14.2 miles	3.6 miles	13.2 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional/ Lifestyle Center	Super Regional Mall	Lifestyle Center
Year Built / Renovated	1981 / 2004	1976 / 1995	1962 / 1991	2006-2007 / NAP	1965 / 1989	2007-2008 / NAP
Total Occupancy(2)	97%	98%	95%	89%	80% (estimated)	90%
Size (Sq. Ft.)(2)	867,955	1,210,000	2,068,092	1,324,450	1,346,430	769,688
Anchors / Major Tenants	Sears, Carson Pirie Scott & Co., Kohl’s, Bed, Bath & Beyond, Michaels, Aldi, Inc, AMC Theatres	Carson Pirie Scott & Co., JC Penney, Macy’s, Sears	Crate & Barrel, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom	JC Penney, Carson Pirie Scott & Co., Von Maur, AMC Theatres	JC Penney, Carson Pirie Scott & Co., AMC Theatres, Marshalls, HH Gregg	Macy’s, Bass Pro Shops, Gold Class Cinemas, Barnes & Noble
(1)	Source: Appraisal
(2)	Total Occupancy and Size (Sq. Ft.) for the Chicago Ridge Mall Property are based on the entire mall square footage of 867,955.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 3/31/2012	U/W	U/W PSF
Base Rent(1)	$9,651,702	$9,776,016	$9,665,578	$9,412,001	$10,224,388	$17.97
Value of Vacant Space	0	0	0	0	808,793	1.42
Gross Potential Rent	$9,651,702	$9,776,016	$9,665,578	$9,412,001	$11,033,181	$19.39
Total Recoveries	9,149,184	7,679,790	7,808,306	7,778,219	9,145,881	16.08
Total Other Income	1,304,588	1,828,304	2,599,159	2,853,031	2,268,177	3.99
Less: Mark-to-Market	0	0	0	0	(333,494)	(0.59)
Less: Vacancy(2)	0	0	0	0	(920,337)	(1.62)
Effective Gross Income	$20,105,474	$19,284,109	$20,073,043	$20,043,251	$21,193,408	$37.25
Total Operating Expenses	9,914,704	9,138,601	9,703,783	9,701,913	10,404,407	18.29
Net Operating Income	$10,190,770	$10,145,508	$10,369,260	$10,341,338	$10,789,002	$18.96
TI/LC	0	0	0	0	445,355	0.78
Capital Expenditures	0	0	0	0	136,540	0.24
Net Cash Flow	$10,190,770	$10,145,508	$10,369,260	$10,341,338	$10,207,107	$17.94
(1)	U/W Base Rent includes $280,402 in contractual step rent through February 2013.
(2)	U/W Vacancy represents 4.1% of gross income and is based on the submarket vacancy rate.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

444 Chicago Ridge Mall Chicago Ridge, IL 60415	Collateral Asset Summary Chicago Ridge Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 61.7% 2.74x 13.5%

Property Management.    The Chicago Ridge Mall Property is managed by SRP Property Management LLC, a borrower affiliate, and sub-managed by CBL & Associates Management, Inc.

Lockbox / Cash Management.    The Chicago Ridge Mall Loan is structured with a hard lockbox and springing cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are transferred on a daily basis to the borrower until the commencement of a Trigger Event (as defined below), at which time amounts in the lockbox account will be swept daily to a cash management account to be used to pay monthly debt service payments and any reserves due under the Chicago Ridge Mall Loan documents. All excess cash will be held by the lender as additional cash collateral for the Chicago Ridge Mall Loan, unless a Trigger Period is solely due to the existence of a mezzanine loan, in which case such excess cash will be distributed to the holder of the mezzanine loan to be applied in accordance with the mezzanine loan documents.

A “Trigger Event” exists (i) during the continuance of an event of default, (ii) the DSCR falls below 1.25x on an amortizing basis as of the last day of any calendar quarter, and continues until the DSCR is at least 1.25x for two consecutive calendar quarters, or (iii) if, while a mezzanine loan is outstanding, the combined DSCR is less than 1.70x on an amortizing basis, and continues until such mezzanine loan is paid in full or the combined DSCR is above 1.70x on an amortizing basis for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $1,934,217 into the TI/LC reserve account and (ii) $379,363 into the rent reserve to cover rent associated with Old Navy, Amy’s Hallmark and Mandee.

Ongoing Reserves.   If a Trigger Event is continuing, the borrower is required to make monthly deposits of (i) 1/12 of the estimated annual real estate taxes into the tax reserve account, (ii) 1/12 of the estimated annual insurance premiums into the insurance reserve account; provided, deposits into the insurance reserve will not be required if an acceptable blanket policy is in place, (iii) $9,482 into a replacement reserve, subject to a cap of $344,642 and (iv) $47,410 into the TI/LC reserve account subject to a cap of $1,723,359.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    Future mezzanine debt permitted, provided, among other things per the loan documents, (i) the mezzanine loan is secured only by collateral which is not collateral for the loan, (ii) the combined LTV shall not be above 70%, (iii) the combined DSCR shall not be less than 1.85x on an amortizing basis and (iv) the combined debt yield shall not be less than 11.5%.

Partial Release.    Carson Pirie Scott & Co. has the option to purchase the parcel of land which is its demised premises under its lease at fair market value (as determined by three appraisers) on the last day of any renewal term and upon 120 days prior notice to the borrower. Carson Pirie Scott & Co. has already exercised two of its ten 5-year renewal options, with the next two options occurring in January 2014 and January 2019. If Carson Pirie Scott & Co. exercises its purchase option, the borrower may obtain the release of the Carson Pirie Scott & Co. parcel from the lien of the mortgage, provided, among other things: (i) the remaining property complies with all zoning laws, (ii) borrower makes a prepayment of principal in an amount equal to the greater of (a) net sales proceeds and (b) $5,515,770 and (iii) the LTV of the remaining property is no greater than 125%. The Chicago Ridge Mall Sponsor provided a guaranty to the extent the minimum release price exceeds the fair market value paid by Carson Pirie Scott & Co.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Mortgage Loan Information				Property Information
Loan Seller(1):	GACC; LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Super Regional Mall
Sponsor:	Pyramid Crossgates Company			Collateral:	Fee Simple
Borrower:	Crossgates Mall General Company			Location:	Albany, NY
	NewCo, LLC			Year Built / Renovated:	1984 / 1994, 1997
Original Balance(1):	$72,000,000			Total Sq. Ft.:	1,696,031
Cut-off Date Balance(1):	$71,779,584			Total Collateral GLA(7):	1,298,620
% by Initial UPB:	-.-%			Property Management:	Pyramid Management Group, LLC
Interest Rate:	5.3980%			Underwritten NOI:	$28,553,638
Payment Date:	6th of each month			Underwritten NCF:	$27,227,197
First Payment Date:	June 6, 2012			Appraised Value:	$470,000,000
Maturity Date:	May 6, 2022			Appraisal Date:	March 8, 2012
Amortization:	360 months
Additional Debt(1):	$227,302,017 Pari Passu Debt			Historical NOI
Call Protection(2)(3):	L(27), D(88), O(5)			TTM NOI:	$27,184,582 (T-12 January 31, 2012)
Lockbox / Cash Management:	Hard / In Place			2011 NOI:	$27,384,447 (December 31, 2011)
				2010 NOI:	$28,385,633 (December 31, 2010)
Reserves(4)				2009 NOI:	$28,402,837 (December 31, 2009)
	Initial		Monthly	2008 NOI:	$32,013,448 (December 31, 2008)
Taxes:	$3,850,000		$550,000	2007 NOI:	$33,087,345 (December 31, 2007)
Insurance:	$0		Springing
Replacement:	$0		$23,666	Historical Occupancy(6)
TI/LC:	$1,863,853		$86,871	Current Occupancy(8):	90.3% (March 26, 2012)
Required Repairs:	$212,000		NAP	2011 Occupancy:	91.4% (December 31, 2011)
				2010 Occupancy:	95.0% (December 31, 2010)
Financial Information(5)				2009 Occupancy:	94.0% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.(6):		$230		2008 Occupancy:	89.0% (December 31, 2008)
Balloon Balance / Sq. Ft.(6):		$192		2007 Occupancy:	94.5% (December 31, 2007)
Cut-off Date LTV:		63.6%
(1)       The Original Balance of $72.0 million represents the Note A-1A1 and Note A-1B1 of a $300.0 million whole loan evidenced by five pari passu notes. The pari passu companion loans are comprised of Note A-1A2, Note A-1B2 and Note A-2, with a combined original principal amount of $228,000,000. Note A-2, with an original principal amount of $120.0 million was included in the COMM 2012-CCRE1 securitization.
(2)       The Crossgates Mall Loan documents permit that, at any time after May 7, 2013 and prior to the first day of the defeasance lockout expiration period, if (i) the borrower elects to sell the Crossgates Mall Property and have the buyer assume the borrower’s obligations under the Crossgates Mall Loan and (ii) the proposed buyer is not approved by lender, then the borrower may prepay the entire Crossgates Mall Loan, subject to the payment of the greater of (i) a yield maintenance premium and (ii) 3% of the unpaid principal balance at the time of prepayment.
(3)       The lockout period will be at least 27 payment dates beginning with and including the first payment date of June 6, 2012. Defeasance of the full $300.0 million Crossgates Mall Whole Loan is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization deal that includes the last pari passu note to be securitized, and (ii) three years following the note date, or April 9, 2015.
(4)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(5)       DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date Balance of $299,081,601.
(6)       Based on Total Collateral GLA of 1,298,620 sq. ft.
(7)       Total Collateral GLA excludes a 200,000 sq. ft. anchor pad (Macy’s) and a 143,676 sq. ft. vacant anchor pad, both of which are owned by an affiliate of the borrower, subject to a reciprocal easement agreement (“REA”) and excluded from the collateral for the Crossgates Mall Loan. Total Collateral GLA also excludes 53,735 sq. ft. of third floor theater space which is collateral for the Crossgates Mall Loan, but has been vacant since 2005.
(8)       Current Occupancy is 81.0% based on Total Sq. Ft. of 1,696,031.

Balloon LTV:		53.2%
Underwritten NOI DSCR:		1.41x
Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		9.5%
Underwritten NCF Debt Yield:		9.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Anchor and Major Tenant Summary
			% of Total
	Ratings		Collateral	Lease	Total Sales	Sales PSF(3)	Occupancy
Tenant Mix	(Fitch/Moody’s/S&P)(1)	Total Sq. Ft.(2)	GLA(2)	Expiration	(000s)(3)		Cost(3)(4)

Non-Collateral Anchor Tenants
Macy’s (REA)(5)	NR/Baa3/BBB	200,000	NAP	NAP	$25,000	$125	NAP

Collateral Anchors
JCPenney	BB+/NR/B+	179,964	13.9%	3/31/2014(6)	$33,786	$188	3.7%
Regal Crossgates 18	B-/B3/B+	100,000	7.7%	7/31/2022	$9,389	$94	23.3%
Dick’s Sporting Goods	NR/NR/NR	80,000	6.2%	1/31/2025	$20,941	$262	7.0%
Best Buy(5)	BBB-/Baa2/BBB-	50,000	3.9%	1/31/2015	$72,000	$1,440	1.6%
Total Collateral Anchors		409,964	31.6%		$136,115	$332	4.4%

Major Tenants (>10,000 sq. ft.)
Burlington Coat Factory(7)	NR/Caa1/B-	64,582	5.0%	9/30/2014	$5,826	$90	13.6%
Forever 21	NR/NR/NR	62,858	4.8%	1/31/2021(8)	$10,174	$162	11.0%
DSW Shoe Warehouse	NR/NR/NR	20,000	1.5%	1/31/2024	$6,371	$319	9.2%
H&M	NR/NR/NR	19,797	1.5%	1/31/2022(9)	$5,098	$258	9.2%
Old Navy	BBB-/Baa3/BB+	15,500	1.2%	1/31/2020	$6,614	$427	7.2%
Subtotal Major Tenants		182,737	14.1%		$34,084	$187	10.1%
Remaining Majors Tenants		99,898	7.7%		$20,296	$231	11.9%
Total Major Tenants		282,635	21.8%		$54,380	$201	10.8%

In-line Tenants (<10,000 sq. ft.)		327,236	25.2%		$115,514	$401	14.3%
Apple	NR/NR/NR	6,594	0.5%	7/31/2012	$41,057	$6,226	1.0%
Total In-line Tenants		333,830	25.7%		$156,571	$532	10.8%

Restaurant / Food Court		43,456	3.3%		$21,825	$526	15.3%
Kiosk / Service Tenants		15,844	1.2%		$7,924	$502	20.6%
Specialty Leasing Tenants		87,326	6.7%		NAP	NAP	NAP
Total Occupied Collateral		1,173,055	90.3%

Vacant		125,565	9.7%
Total Collateral GLA		1,298,620	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Collateral GLA excludes a 200,000 sq. ft. anchor pad (Macy’s) and a 143,676 sq. ft. vacant anchor pad, both of which are owned by an affiliate of the borrower, subject to an REA and excluded from the collateral for the Crossgates Mall Loan. Total Collateral GLA also excludes 53,735 sq. ft. of third floor theater space which is collateral for the Crossgates Mall Loan, but has been vacant since 2005.

(3)
Total Sales, Sales PSF and Occupancy Cost are for tenants who have reported an entire 12 months of sales in 2011. Approximately 84.7% of total tenants at the Crossgates Mall Property reported 2011 sales, with approximately 82.5% of in-line tenants reporting 2011 sales.

(4)	Occupancy Cost excludes energy and water reimbursement.
(5)	Sales figures for Macy’s and Best Buy are estimates provided by the borrower.
(6)
JCPenney has the right to terminate its lease in September 2013 with 3 months prior notice. JCPenney has been at the Crossgates Mall Property since 1984 and has seven 5-year extension options remaining. The annual rent for JCPenney is $3.72 PSF.

(7)	Burlington Coat Factory has been at the Crossgates Mall Property since 1999 and exercised its first of three, 5-year extension options in 2009. Sales have averaged $87 PSF since 2008.
(8)
Forever 21 has the right to terminate its lease with at least 2 months prior notice if sales during the period of May 2014 to April 2015 do not exceed $5,000,000. In addition, Forever 21 has one 5-year extension option remaining.

(9)
H&M has the right to terminate its lease with at least 6 months prior notice if sales during the period of November 2014 to October 2015 do not exceed $250 PSF. In addition, H&M has two 5-year extension options remaining.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Lease Rollover Schedule(1)
	# of	Total		Cumulative		Annual U/W	% U/W	Cumulative %
	Leases	Expiring	% of Total Sq.	Sq. Ft.	Cumulative % of	Base Rent	Base Rent	of U/W
Year	Expiring	Sq. Ft.	Ft. Expiring	Expiring	Sq. Ft. Expiring	PSF	Rolling	Base Rent
Specialty Leasing(2)	24	87,326	6.7%	87,326	6.7%	$0.00	0.0%	0.0%
2012(3)	15	50,548	3.9%	137,874	10.6%	$33.25	6.3%	6.3%
2013	16	43,431	3.3%	181,305	14.0%	$35.74	5.8%	12.2%
2014	34	324,937	25.0%	506,242	39.0%	$15.43	18.9%	31.0%
2015	17	84,645	6.5%	590,887	45.5%	$32.29	10.3%	41.3%
2016	17	51,378	4.0%	642,265	49.5%	$44.82	8.7%	50.0%
2017	17	65,777	5.1%	708,042	54.5%	$46.90	11.6%	61.6%
2018	11	42,509	3.3%	750,551	57.8%	$31.87	5.1%	66.7%
2019	8	38,472	3.0%	789,023	60.8%	$30.88	4.5%	71.2%
2020	10	39,543	3.0%	828,566	63.8%	$36.12	5.4%	76.5%
2021	3	65,963	5.1%	894,529	68.9%	$6.99	1.7%	78.3%
2022	10	172,054	13.2%	1,066,583	82.1%	$25.37	16.4%	94.7%
Thereafter	5	106,472	8.2%	1,173,055	90.3%	$13.20	5.3%	100.0%
Vacant	NAP	125,565	9.7%	1,298,620	100.0%	NAP	NAP
Total / Wtd. Avg.	187	1,298,620	100.0%			$22.65	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Specialty Leasing represents tenants with short-term licensing agreements of less than a year.
(3)	2012 includes four tenants (18,923 sq. ft.) that converted to month to month after their leases expired.

The Loan.  The Crossgates Mall loan (the “Crossgates Mall Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 1,298,620 sq. ft. of leasable collateral Class A, super regional mall located at 1 Crossgates Mall Road in Albany, New York (the “Crossgates Mall Property”) with an original principal balance of $72.0 million. The Crossgates Mall Loan of $72.0 million represents the A-1A1 Note and the A-1B1 Note of a $300.0 million whole loan (the “Crossgates Mall Whole Loan”) that is evidenced by five pari passu notes. Only the A-1A1 Note, with an original principal amount of $52.0 million, and the A-1B1 Note, with an original principal amount of $20.0 million will be included in the COMM 2012-CCRE2 trust. The remaining A-1A2 Note, with an original balance of $78.0 million, and the A-1B2 Note, with an original balance of $30.0 million, are not included in the COMM 2012-CCRE2 Trust and may be included in a future securitization. The A-2 Note, with an original principal amount of $120.0 million, was included in the COMM 2012-CCRE1 securitization. The Crossgates Mall Loan has a 10-year term and amortizes on a 30-year schedule.

The Crossgates Mall Loan accrues interest at a fixed rate equal to 5.3980% per annum and has a cut-off date balance of approximately $71.8 million. The whole loan proceeds were used to, among other things, retire existing debt of approximately $181.1 million, giving the borrower a return of equity of approximately $110.0 million. Based on the appraised value of $470.0 million as of March 8, 2012, the cut-off date LTV is 63.6% and the remaining implied equity is $171.0 million. Prior to the securitization of the $120.0 million pari passu A-2 Note in the COMM 2012-CCRE1 transaction, the most recent prior financing of the Crossgates Mall Property was included in the JPMCC 2006-FL1 transaction.

The relationship between the holders of the A-1A1 Note, A-1A2 Note, A-1B1 Note, A-1B2 Note and A-2 Note will be governed by an intercreditor agreement. See “Description of the Mortgage Pool ― Loan Combinations ― The Crossgates Mall Loan Combination” in the Free Writing Prospectus.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1A1	$52,000,000	$51,840,811	COMM 2012-CCRE2	Yes
Note A-1A2	$78,000,000	$77,761,216	GACC	No
Note A-1B1	$20,000,000	$19,938,773	COMM 2012-CCRE2	Yes
Note A-1B2	$30,000,000	$29,908,160	LCF	No
Note A-2	$120,000,000	$119,632,640	COMM 2012-CCRE1	No
Total	$300,000,000	$299,081,601

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$300,000,000	100.0%	Loan Payoff	$181,090,295	60.4%
			Reserves	$5,925,853	2.0%
			Closing Costs	$2,951,751	1.0%
			Return of Equity (2)	$110,032,101	36.7%
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%
(1)	Based on the Crossgates Mall Whole Loan amount.
(2)	Return of equity includes a reimbursement of approximately $25 million for the repurchase of anchor space and redevelopment of the Dick’s Sporting Goods space.

The Borrower / Sponsor.    The borrower, Crossgates Mall General Company NewCo, LLC, is a special purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Pyramid Crossgates Company, a New York general partnership (the “Crossgates Mall Sponsor”).

The Crossgates Mall Sponsor is approximately 65.5% owned by Robert J. Congel and Madeira Associates, and approximately 34.5% owned by other individuals and trusts, none of whom individually own more than 11% of the partnership. Madeira Associates is a New York general partnership, comprised, in part, of certain Congel family trusts.

The Pyramid Companies have owned and operated shopping malls in the Northeast for over 40 years, with a portfolio consisting of 17 retail properties across New York and Massachusetts producing approximately $4.0 billion in retail sales annually.

The Property.  The Crossgates Mall Property is a three-story, enclosed super regional shopping center located in Albany, New York, built in 1984 and renovated in 1994 and 1997. The Crossgates Mall Property has a total of 1,696,031 sq. ft., of which 1,298,620 sq. ft. is leasable collateral for the Crossgates Mall Loan. In addition to the 1,298,620 sq. ft. of leasable collateral, there is 53,735 sq. ft. of owned collateral on the third level that has been vacant since 2005 when the previous tenant, Regal Entertainment Group d/b/a Hoyt’s Cinemas, moved to the larger IMAX theater location on the northwest end of the Crossgates Mall Property. Regal Entertainment Group acquired Hoyt’s Cinemas in 2003 and now operates as Regal Crossgates 18 at the Crossgates Mall Property. The 200,000 sq. ft. Macy’s anchor space and a 143,676 sq. ft. vacant anchor space, both of which are owned by an affiliate of the borrower, are subject to an REA and excluded from the collateral. The Crossgates Mall Property is anchored by Macy’s, JCPenney, Dick’s Sporting Goods, Best Buy and a Regal Crossgates 18 IMAX theater with many national retail in-line and junior anchor retailers. The leasable collateral of the Crossgates Mall Property is 90.3% leased as of March 26, 2012 and has maintained an average occupancy of 92.8% since 2007.

The below chart provides historical sales at the Crossgates Mall Property.

Historical Sales PSF(1)
	2008	2009	2010	2011(2)	2011 National Average
JCPenney	$200	$188	$189	$188	$145
Dick’s Sporting Goods	NAP	NAP	$266	$262	$188
Best Buy(3)	$1,440	$1,400	$1,440	$1,440	$823

Total In-line (<10,000 sq. ft.)(4)	$503	$479	$514	$532	NAP
Apple	$3,864	$3,577	$5,334	$6,226	$5,647
Total In-line (excluding Apple)(4)	$404	$399	$394	$401	NAP
(1)	Historical Sales PSF is based on historical statements provided by the borrower.
(2)	2011 Sales PSF includes only tenants who have reported a full 12 months. Approximately 82.5% of in-line tenants reported full year 2011 sales.
(3)	Best Buy sales represent estimates provided by the borrower.
(4)	Excludes all major (>10,000 sq. ft.), restaurant and kiosk tenants.

Environmental Matters. The Phase I environmental report dated March 14, 2012 recommended the development and implementation of an Asbestos Operation and Maintenance (O&M) Plan at the Crossgates Mall Property. An Asbestos O&M Plan dated March 28, 2012 has been implemented.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

The Market.     The Crossgates Mall Property is located at the junction of I-90 and I-87 (the New York Thruway).  Located in the area known as the Capital District surrounding Albany, the Crossgates Mall Property draws visitors from surrounding areas, including Central New York, the North Country, Western Massachusetts and the Hudson Valley region. The MSA is defined as Albany, Schenectady, Saratoga, Rensselaer and Schoharie Counties. The Albany unemployment rate is 8.1% as of January 2012, which is lower than the national rate due to its large government sector, as the state government is the largest employer of the MSA. Forbes Magazine listed Albany as the fourth-best metro area for jobs, mostly due to the Tech Valley initiative, which has brought in high-tech jobs and investment to the area. The University at Albany’s nanotechnology research center is expanding its space and expected to add nearly 1,300 research and science positions. The expansion of the university’s nanotech center has attracted high-tech firms and tech projects to the area, including the College of Nanoscale Science and Engineering, located 0.5 miles from the Crossgates Mall Property, Global Foundries, Intel and Vista Technology.

The Crossgates Mall Property is located in the Albany/Schenectady/Troy retail market. Total retail vacancy within the Albany/Schenectady/Troy retail market ended the Q4 2011 at 5.0%, almost no change from Q3 2011 as only two buildings totaling 12,240 square feet were completed during the 4th quarter. Retail completions in 2011 totaled 101,799 square feet throughout 12 buildings within the market. Given the limited size of these projects, they are not considered to have a significant impact on the Crossgates Mall Property. Mall vacancy within the Albany/Schenectady/Troy retail market ended 2011 at 4.4% with no new buildings having been completed within the past three years. The appraiser determined total vacancy and collection loss for the Crossgates Mall Property to be 3.0%. As per the appraisal, the Crossgates Mall Property’s primary trade area spans an area encompassing an approximate thirty mile radius around the Crossgates Mall Property and the secondary trade area is up to forty-five miles from the site given its regional accessibility and location of competitive properties. The primary trade area has a 2011 estimated population of approximately 879,508, with average household income of approximately $68,899.

The below chart provides a comparison of the Crossgates Mall Property and its competitive set. Colonie Center is the most direct competitor, having been recently renovated, while Latham Circle Mall and Clifton Park Center provide limited competition.  Only Colonie Center shares the direct trade area with the Crossgates Mall Property.

Competitive Set(1)
Name	Crossgates Mall Property(2)	Colonie Center	Latham Circle Mall	Clifton Park Center	Rotterdam Square Mall
Distance from Property	NAP	2.3 miles	6.3 miles	12.8 miles	11.3 miles
Property Type	Super Regional Mall	Super Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Owner	Pyramid Crossgates Company	Heitman Value Partners	Realty Financial Partners	DCG Development	Macerich
Year Built / Renovated	1984 / 1994, 1997	1966 / 2007	1957 / 1994	1976 / 1994	1990 / 1995
Total Occupancy(2)	81%	70%	40%	91%	84%
Size (Sq. Ft.)	1,696,031	1,292,646	662,948	592,128	579,990
Anchors / Major Tenants	Macy’s, JCPenney, Dick’s Sporting Goods, Best Buy, Regal Crossgates 18	Boscov’s, Macy’s, Sears	Burlington Coat Factory, JCPenney, Lowes Home Improvement	Boscov’s, JCPenney, Marshalls/Home Goods	Macy’s, Kmart, Sears
(1)	Source: Appraisal
(2)	Total Occupancy and Size (Sq. Ft.) for the Crossgates Mall Property are based on the entire mall square footage of 1,696,031.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,779,584 63.6% 1.35x 9.5%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 1/31/2012	U/W	U/W PSF
Base Rent(1)	$26,668,718	$26,334,771	$25,421,136	$25,416,294	$26,867,990	$20.69
Value of Vacant Space	0	0	0	0	3,853,187	2.97
Gross Potential Rent	$26,668,718	$26,334,771	$25,421,136	$25,416,294	$30,721,177	$23.66
Total Recoveries	13,140,593	13,158,912	12,961,989	12,928,322	13,474,688	10.38
Total Other Income	2,691,517	3,250,799	3,209,563	3,239,892	3,050,925	2.35
Less: Vacancy(2)	0	0	0	0	(3,853,187)	(2.97)
Effective Gross Income	$42,500,829	$42,744,482	$41,592,688	$41,584,508	$43,393,603	$33.42
Total Operating Expenses	14,097,991	14,358,849	14,208,241	14,399,926	14,839,965	11.43
Net Operating Income	$28,402,837	$28,385,633	$27,384,447	$27,184,582	$28,553,638	$21.99
TI/LC	0	0	0	0	1,042,447	0.80
Capital Expenditures	0	0	0	0	283,995	0.22
Net Cash Flow	$28,402,837	$28,385,633	$27,384,447	$27,184,582	$27,227,197	$20.97

Average Annual Rent PSF(3)	$21.85	$21.35	$21.42

(1)	U/W Base Rent includes $298,097 in contractual step rent through March 2013.
(2)	U/W Vacancy represents 8.2% of gross income.
(3)
Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the borrower and exclude non-collateral anchors as well as the 53,735 sq. ft. vacant theater space.

Property Management.    The Crossgates Mall Property is managed by Pyramid Management Group, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Crossgates Mall Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Crossgates Mall Loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon an event of default or if the debt service coverage ratio for the trailing 12-month period is less than 1.125x on the last day of the calendar quarter until the debt service coverage ratio is 1.15x or greater for two consecutive calendar quarters. During a cash sweep caused solely by a low DSCR, if there is no event of default, funds will be disbursed to pay for approved budgeted operating expenses and approved extraordinary expenses after payment of debt service and reserves.

Initial Reserves.    At closing, the borrower deposited (i) $3,850,000 into a tax reserve account, (ii) $1,863,853 into the TI/LC reserve account and (iii) $212,000 into a required repair account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $550,000, into a tax reserve account, (ii) 1/12 of the annual insurance premium into an insurance reserve account, however monthly insurance deposits will not be required so long as (a) an acceptable blanket policy is in place and (b) the insurance premiums for the subsequent 12 months have been paid, (iii) $23,666 into a capital expenditure account and (iv) $86,871 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. From and after 90 days from the closing of the Crossgates Mall Loan, the borrower may obtain release of one or more vacant, non-income producing parcels without any required prepayment of the Crossgates Mall Loan, so long as, among other things, the remaining property continues to comply with zoning and applicable legal requirements, the parcel being released is legally subdivided, the borrower continues to be a single purpose entity and such other conditions as more particularly set forth in the Crossgates Mall Loan documents are satisfied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Buccini Pollin Group		Collateral:	Fee Simple
Borrower:	BPG Office Partners V 500 Delaware		Location:	Wilmington, DE
	LLC		Year Built / Renovated:	2006 / NAP
Original Balance:	$70,000,000		Total Sq. Ft.:	371,222
Cut-off Date Balance:	$69,760,663		Property Management:	BPG Real Estate Services LLC
% by Initial UPB:	-.-		Underwritten NOI(4):	$7,235,112
Interest Rate:	5.0140%		Underwritten NCF(4):	$6,785,181
Payment Date:	6th of each month		Appraised Value:	$97,500,000
First Payment Date:	June 6, 2012		Appraisal Date:	April 9, 2012
Maturity Date:	May 6, 2022
Amortization(1):	352 months		Historical NOI
Additional Debt(2):	$10,000,000 Mezzanine Loan		TTM NOI:	$6,847,219 (T-12 March 31, 2012)
Call Protection:	L(27), D(89), O(4)		2011 NOI:	$6,802,202 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$6,478,582 (December 31, 2010)
			2009 NOI:	$5,733,487 (December 31, 2009)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$423,689	$38,517	Current Occupancy:	89.7% (May 2, 2012)
Insurance:	$49,668	$8,278	2011 Occupancy:	88.6% (December 31, 2011)
Replacement:	$0	$6,187	2010 Occupancy:	83.7% (December 31, 2010)
TI/LC:	$0	$30,936	2009 Occupancy:	82.6% (December 31, 2009)

(1)       The 500 Delaware Avenue Loan is structured with a fixed amortization schedule with an effective amortization period of 352 months. See “Annex [TBD]” of the Free Writing Prospectus.
(2)       See “Current Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)       See “Initial Reserves” herein and “Ongoing Reserves” herein.
(4)       The 500 Delaware Avenue Property is currently operating under a phased-in tax assessment that will not be fully phased-in until 2017. The Underwritten NOI and NCF are calculated based on the fully phased-in assessed value.

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$188	$215
Balloon Balance / Sq. Ft.:	$153	$180
Cut-off Date LTV:	71.5%	81.8%
Balloon LTV:	58.3%	68.6%
Underwritten NOI DSCR(4):	1.59x	1.29x
Underwritten NCF DSCR(4):	1.49x	1.21x
Underwritten NOI Debt Yield:	10.4%	9.1%
Underwritten NCF Debt Yield:	9.7%	8.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
WSFS	NR/NR/NR	78,534	21.2%	$32.72	25.1%	12/31/2025
Morris James LLP	NR/NR/NR	60,872	16.4%	$31.13	18.5%	5/31/2021
Sargent & Lundy, LLC	NR/NR/NR	47,441	12.8%	$28.98	13.4%	10/31/2017(2)
United States Postal Service	AAA/Aaa/AA+	33,526	9.0%	$16.29	5.3%	1/31/2027
Ashby & Geddes, P.A.	NR/NR/NR	23,273	6.3%	$32.46	7.4%	12/31/2016
Total Major Tenants		243,646	65.6%	$29.31	69.7%
Remaining Tenants		89,511	24.1%	$34.76	30.3%
Total Occupied Collateral		333,157	89.7%	$30.77	100.0%
Vacant		38,065	10.3%
Total		371,222	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease
(2)	The Sargent and Lundy, LLC lease includes a one-time termination option in October 2014, with 365 days notice, and payment of unamortized lease costs.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	2	13,423	3.6%	13,423	3.6%	$34.47	4.5%	4.5%
2013	0	0	0.0%	13,423	3.6%	$0.00	0.0%	4.5%
2014	0	0	0.0%	13,423	3.6%	$0.00	0.0%	4.5%
2015	1	3,784	1.0%	17,207	4.6%	$37.10	1.4%	5.9%
2016	2	35,325	9.5%	52,532	14.2%	$30.94	10.7%	16.5%
2017	5	72,341	19.5%	124,873	33.6%	$29.88	21.1%	37.6%
2018	1	6,532	1.8%	131,405	35.4%	$29.50	1.9%	39.5%
2019	1	8,110	2.2%	139,515	37.6%	$32.57	2.6%	42.1%
2020	0	0	0.0%	139,515	37.6%	$0.00	0.0%	42.1%
2021	2	60,872	16.4%	200,387	54.0%	$31.13	18.5%	60.6%
2022	0	0	0.0%	200,387	54.0%	$0.00	0.0%	60.6%
Thereafter	7	132,770	35.8%	333,157	89.7%	$30.45	39.4%	100.0%
Vacant	NAP	38,065	10.3%	371,222	100.0%	NAP	NAP
Total / Wtd. Avg.	21	371,222	100.0%			$30.77	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The 500 Delaware Avenue loan (the “500 Delaware Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 371,222 square foot Class A, CBD office building located at 500 Delaware Avenue in Wilmington, Delaware (the “500 Delaware Avenue Property”) with an original principal balance of $70.0 million. The 500 Delaware Avenue Loan has a 10-year term and is structured with a fixed amortization schedule, with an effective amortization period of 352 months. The 500 Delaware Avenue Loan accrues interest at a fixed rate equal to 5.0140% per annum and has a cut-off date balance of approximately $69.8 million. Loan proceeds, along with a $10.0 mezzanine loan provided by Redwood Commercial Mortgage Corporation and $153,320 equity from the borrower were used to retire existing debt through a discounted payoff. The prior mortgage, which was originated by Anglo Irish Bank and subsequently purchased by Lone Star, had a balance of $85,298,844.  The prior loan was repaid as part of a larger overall discounted payoff between Lone Star and affiliates of the borrower. The discounted payoff on the 500 Delaware Avenue Property of $75,150,000 represented a 12% discount to par. $2,350,000 of the 500 Delaware Avenue proceeds was used to contribute toward the pay down of the remaining assets in the pool as part of the Lone Star agreement. Additionally, the discount on the 500 Delaware Avenue Property was contingent on the payoff of five other assets in the principals’ portfolio, which were paid off prior to the closing of the 500 Delaware Avenue Loan, with the principals investing $6,787,202 in equity to facilitate the payoff of these loans.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

Based on the appraised value of $97.5 million as of April 9, 2012, the cut-off date LTV is 71.5% and the remaining implied equity is approximately $17.7 million. The most recent prior financing of the 500 Delaware Avenue Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$70,000,000	87.3%	Loan Payoff	$77,500,000	96.7%
Mezzanine Loan	$10,000,000	12.5%	Reserves	$473,357	0.6%
Sponsor Equity	$153,320	0.2%	Closing Costs	$2,179,963	2.7%
Total Sources	$80,153,320	100.0%	Total Uses	$80,153,320	100.0%

The Borrower / Sponsor.    The borrower, BPG Office Partners V 500 Delaware LLC, is a single purpose Delaware limited liability company with two independent directors in its organizational structure.  The nonrecourse carve-out guarantors are Robert E. Buccini, Christopher F. Buccini and David B. Pollin, jointly and severally. The sponsor of the borrower is the Buccini Pollin Group.

Robert E. Buccini, Christopher F. Buccini and David B. Pollin are principals with the Buccini Pollin Group (“BPG”), a privately-held, full-service real estate acquisition, development, and management company with offices in Washington, DC, Wilmington, Philadelphia and Baltimore. Formed in 1993, BPG develops and acquires hotel, residential, office, retail and parking properties in the Mid-Atlantic and Northeastern regions of the United States. Through a group of affiliated companies, including PM Hospitality Strategies, Inc. (hotel operating company), BPG Real Estate Services LLC (office property management and leasing), BPG Residential Services LLC (residential property management and leasing), and BPGS Construction LLC (construction management), the principals of BPG oversee all aspects of project acquisition, finance, development, construction, leasing, operations, and disposition for its portfolio properties. On behalf of its principals, investors and financial partners, BPG has acquired or developed real estate assets having a value in excess of $3.0 billion, including seven million square feet of office, flex office, and retail space in 69 buildings, 23 internationally branded hotels, and 9 major residential communities.

The Property. The 500 Delaware Avenue Property is located at 500 Delaware Avenue in Wilmington, Delaware. The 500 Delaware Avenue Property was developed in 2006 on an irregularly shaped 1.02 acre site at the northern gateway to the Wilmington central business district. Delaware Avenue provides easy access and visibility from Interstate 95. The site is bound by North Jefferson Street to the west, Delaware Avenue to the north, West 10th Street to the south, and North Washington Street to the east. Surrounding properties consist of office buildings, restaurants, hotels and parking structures. Tenants are afforded 24-hour secure access to a 6-level 562 space parking garage connected to the 500 Delaware Avenue Property and owned by the Wilmington Parking Authority, an agency of the State of Delaware. H.B. DuPont Park is located on the northeast corner of North Washington Street and Delaware Avenue across from the 500 Delaware Avenue Property, and Rodney Square, the heart of the Wilmington central business district, is located approximately 6 blocks east.

The 500 Delaware Avenue Property is improved with a 15-story Class A office building with a total of 371,222 square feet of net rentable area and 23,300 square foot floor plates. The 500 Delaware Avenue Property was developed in 2006 by The BPG for a total cost of approximately $98 million. The 500 Delaware Avenue Property is one of the newest constructed buildings in the Wilmington central business district and is one of two new commercial office buildings constructed in the Downtown Wilmington Market since the 1980s. The 500 Delaware Avenue Property is considered the premier office address in the Wilmington Central Business District (“CBD”).  Amenities include high speed elevators, 12 foot floor to ceiling windows, minimum 9 foot ceiling heights, as well as a WSFS bank branch, post office and a café on the ground floor. Interior office spaces are built out to trophy quality, with select suites featuring cherry wood floors and marble wall coverings.

Assessments in New Castle County, Delaware are based upon 1983 property replacement cost. The last county wide assessment occurred in 1985 and another is not planned at this time. Both New Castle County and the City of Wilmington provide for abatements on city, county and school taxes for new construction and renovations. In the case of the county and school taxes, the assessment on land and any existing improvements are maintained, while the assessments on the new improvements are phased in over time. The 500 Delaware Property received 10-year abatements for city and county taxes. The abatements began in the 2006/2007 tax year. City taxes were abated 100% for the first five years, and are phased-in by 20% per year until the abatement is fully eliminated. County taxes were fully abated 100% for one year, and are phased-in by 10% per year until the abatement is fully eliminated.

Environmental Matters. The Phase I environmental report dated April 20, 2012 recommended no further action at the 500 Delaware Avenue Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

Major Tenants.
WSFS (78,534 sq. ft., 21.2% of NRA, 25.1% of underwritten base rent)
Wilmington Savings Fund Society, FSB (“WSFS”), is the seventh oldest bank and trust company in the United States continuously operating under the same name, and a subsidiary of WSFS Financial Corporation (NASDAQ: WSFS). WSFS has been in operation for over 180 years. From its start as a locally chartered thrift in 1832, WSFS has grown to become the largest bank or thrift holding company in the State of Delaware, one of the top commercial lenders in the state, the third largest bank in terms of Delaware deposits and among the top 100 trust companies in the country. WSFS primary business is its $2.2 billion commercial loan portfolio which is funded primarily with deposits generated through its 49 banking and trust offices located in Delaware (39), Pennsylvania (8), Virginia (1) and Nevada (1). WSFS carries very little debt and does not rely on brokered deposits for funding. As a result, WSFS does not carry a credit rating from the major ratings agencies. At December 31, 2011, WSFS has tangible common equity ratio of 7.18%, a Tier 1 capital ratio of 12.18% (more than a $199 million cushion in excess of the 6% “well-capitalized” level), and a total risk-based capital ratio of 13.43% (more than $110 million above a “well-capitalized” level of 10.00%).

WSFS is headquartered at the 500 Delaware Avenue Property and has been in occupancy since its opening in 2006. WSFS’s lease extends through December 31, 2025, after which it has three 5-year extension options at 95% of fair market rent. WSFS has no termination options available.

Morris James LLP (60,872 sq. ft., 16.4% of NRA, 18.5% of underwritten base rent)
Morris James LLP is a law firm that was founded in 1931 as a general practice firm focused on banks and the savings and loan business.  Morris James LLP has expanded over the past 80 years to include transaction, bankruptcy, and corporate and fiduciary litigation. Morris James still represents many local businesses in a broad range of matters, including major real estate development and traditional bond financings. Morris James LLP also regularly represents national entities in complex financings, involving aircraft and other transportation equipment, utilities and power generating facilities. Morris James LLP bankruptcy group is one of the largest creditor practices in Delaware. Morris James LLP is the primary firm selected by DuPont to handle all Delaware litigation. Other representative clients include Christiana Care Health System, Wilmington Trust Company and Wachovia Bank.

Morris James LLP is headquartered at the 500 Delaware Avenue Property, and has been in occupancy since its opening in 2006. Morris James LLP’s lease extends through May 31, 2021, after which it has four 5-year extension options at 95% of fair market rent. Morris James LLP has no termination options available.

Sargent and Lundy, LLC (47,441 sq. ft., 12.8% of NRA, 13.4% of underwritten base rent)
Sargent and Lundy, LLC is a company that specializes in professional services for electric power and energy intensive clients. Sargent and Lundy, LLC has been serving the electric power industry and related businesses for 121 years, providing engineering, energy business consulting, and project services for new and operating power plants and power delivery systems. Sargent and Lundy, LLC provides complete consulting, engineering, and project development services for all types of fossil-fuel, nuclear, and renewable power generation and power delivery projects.

Sargent and Lundy, LLC is headquartered in Chicago, Illinois with project teams at additional locations worldwide including in Phoenix, Arizona, Warrenville, Illinois, Chattanooga, Tennessee, Calgary, Canada, Oakville, Canada, Baroda, India, Faridabad, India, Seoul, South Korea, Ankara, Turkey, and Cairo, Egypt. Sargent and Lundy, LLC has been in occupancy at the 500 Delaware Avenue Property since 2007. Sargent and Lundy, LLC’s lease extends through October 31, 2017, after which it has two 5-year extension options at fair market rent. The lease includes a one-time termination option in October 2014, with 365 days notice, and payment of unamortized lease costs estimated to be $750,182.

The Market.     The 500 Delaware Avenue Property is located in Wilmington, Delaware. Wilmington is located approximately 30 miles south of Philadelphia, and benefits from its location off of Interstate 95, in a strategic location in the Northeast Corridor with convenient access to both New York and Washington, DC. Wilmington is the largest city in Delaware and serves as the state’s financial capital. Many corporations have Delaware as their state of incorporation due to the Chancery Courts maintained there. The Port of Wilmington is a major source of business for maritime lawyers as well. Wilmington has been a banking center in the United States due to favorable laws and attitude toward big business and lenient usury laws, which have continued to draw the credit card operations of large banks.

The 500 Delaware Avenue Property is located approximately one block south from the Wilmington Hospital Campus. The Wilmington Hospital Campus has been Christiana Care Health System’s anchor since 1888. The Wilmington Hospital Campus is currently undergoing a reportedly $350 million renovation expected to add 600 new jobs to the Wilmington economy.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

The 500 Delaware Avenue Property is located in the Northern Delaware Office Market, and the Downtown Wilmington Submarket. The Northern Delaware Office Market contains approximately 16.2 million square feet of office space, and the Downtown Wilmington Submarket contains approximately 7.1 million square feet. The vacancy rate for office space in the Downtown Wilmington Submarket is 22.6% as of Q1 2012. The primary competitive set for the 500 Delaware Avenue Property consists of 1201 N Market Street (441,341 sq. ft., 0.5 mile east) and 405 N King Street (194,000 sq. ft., 1.5 miles southeast). As of April 2012, the vacancy rate among the 500 Delaware Avenue Property’s primary competition is currently 13.7%; and total availability (including space available for sublease) is 19.1%. The average asking rents among the direct competition to the subject range from $28.50 PSF to $30.00 PSF plus electricity or on a full service basis.

Competitive Set(1)
Name	1201 N Market Street	405 N King Street
Distance from Subject	½ mile	1.5 miles
Year Built / Renovated	1988	2007
Average Asking Rents PSF	$30.00 + electric	$28.50 + electric
Vacancy Rate	13.4%	14.4%
Total Occupancy	382,026	165,988
Size (Sq. Ft.)	441,341	194,000
Anchors / Major Tenants	Morris Nichols	Amtrak, AIG
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 3/31/2012	U/W	U/W PSF
Base Rent(1)	$8,794,871	$9,434,925	$9,554,380	$11,390,599	$30.68
Less: Vacancy(2)	(191,661)	(466,814)	(488,111)	(1,702,218)	(4.59)
Gross Potential Rent	$8,603,210	$8,968,111	$9,066,269	$9,688,381	$26.10
Total Recoveries	640,407	678,084	675,153	1,034,347	2.79
Total Other Income	$59,177	$59,565	8,563	0	0
Effective Gross Income	$9,302,795	$9,705,761	$9,749,985	$10,722,728	$28.88
Total Operating Expenses	2,824,212	2,903,559	2,902,765	3,487,616	9.39
Net Operating Income	$6,478,582	$6,802,202	$6,847,219	$7,235,112	$19.49
TI/LC	0	0	0	375,687	1.01
Capital Expenditures	0	0	0	74,244	0.20
Net Cash Flow	$6,478,582	$6,802,202	$6,847,219	$6,785,181	$18.28

(1)	U/W Base Rent includes $478,186 in contractual rent steps through January 2013.
(2)	Underwritten vacancy of 13.7% of gross income.

Property Management.    The 500 Delaware Avenue Property is managed by BPG Real Estate Services LLC, a borrower affiliate.

Lockbox / Cash Management.    The 500 Delaware Avenue Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account if (i) DSCR falls below 1.10x (based on revenues from leases in place and trailing 12 month expenses) or (ii) there is an event of default under the loan documents.

Initial Reserves.    At closing, the borrower deposited (i) $423,689 into a tax reserve account and (ii) $49,668 into an insurance reserve account.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

500 Delaware Avenue Wilmington, DE 19801	Collateral Asset Summary 500 Delaware Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,760,663 71.5% 1.49x 10.4%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $38,517, into a monthly tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $8,278, into a monthly insurance reserve account, (iii) $6,187 into a capital expenditure account and (iv) $30,936 into a TI/LC reserve account

Current Mezzanine or Subordinate Indebtedness.    Redwood Commercial Mortgage Corporation concurrently provided a $10,000,000  mezzanine loan at closing. The mezzanine loan carries a 10-year term at a 10.5000% per annum interest rate. The mezzanine loan is interest-only throughout the term and is co-terminus with the 500 Delaware Avenue Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Mortgage Loan Information			Property Information
Loan Seller:		GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:		Refinance	Property Type:	Suburban Office
Sponsor:		Keystone Property Fund III, L.P.;	Collateral:	Fee Simple
		Keystone Property Fund IIIA, L.P.	Location:	Blue Bell, PA
Borrower:		Sentry KPG III, L.P.	Year Built / Renovated:	1973 / 2005, 2012
Original Balance:		$31,475,000	Total Sq. Ft.:	228,156
Cut-off Date Balance:		$31,440,657	Property Management:	Keystone Property Group, L.P.
% by Initial UPB:		-.-%	Underwritten NOI:	$3,297,079
Interest Rate:		4.8870%	Underwritten NCF:	$3,058,843
Payment Date:		6th of each month	Appraised Value:	$43,500,000
First Payment Date:		August 6, 2012	Appraisal Date:	May 7, 2012
Maturity Date:		July 6, 2022
Amortization:		360 months	Historical NOI
Additional Debt:		None	TTM NOI:	$2,732,517 (T-12 March 31, 2012)
Call Protection(1):		L(25), D(90), O(5)	2011 NOI:	$2,733,786 (December 31, 2011)
Lockbox / Cash Management:		Hard / In Place	2010 NOI:	$3,280,758 (December 31, 2010)
			2009 NOI:	$3,612,255 (December 31, 2009)
Reserves(2)
	Initial	Monthly	Historical Occupancy
Taxes:	$172,603	$29,221	Current Occupancy(4):	90.6% (May 14, 2012)
Insurance:	$0	Springing	2011 Occupancy:	79.1% (December 31, 2011)
Replacement(3):	$0	$5,704	2010 Occupancy:	84.8% (December 31, 2010)
TI/LC:	$500,000	Springing	2009 Occupancy:	89.6% (December 31, 2009)
Rent Abatement Reserve:	$111,209	$0
(1)   Partial release of individual buildings with partial defeasance is permitted. See “Partial Release” herein.
(2)   See “Initial Reserves” herein and “Ongoing Reserves” herein.
(3)   Upon partial defeasance of an individual building, the monthly replacement reserve deposit will be reduced by an amount attributed to the building that is released, subject to a replacement reserve cap of $206,000.
(4)   Current Occupancy excludes two tenant spaces in the bank branch building that are currently dark but still paying rent, and were underwritten as vacant. Including these two tenants, the Current Occupancy is 92.8%.

Existing TI/LC Reserve:	$429,590	$0
Cigna Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$138
Balloon Balance / Sq. Ft.:		$113
Cut-off Date LTV:		72.3%
Balloon LTV:		59.3%
Underwritten NOI DSCR:		1.65x
Underwritten NCF DSCR:		1.53x
Underwritten NOI Debt Yield:		10.5%
Underwritten NCF Debt Yield:		9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Cigna Companies(2)	BBB/Baa2/BBB	36,499	16.0%	$27.05	20.3%	10/31/2016(2)
UniTek, USA	NR/B2/B+	24,882	10.9%	$24.19	12.4%	Various(3)
Fesnak & Associates, LLP	NR/NR/NR	16,924	7.4%	$23.00	8.0%	5/31/2021(4)
Evolution	NR/NR/NR	14,397	6.3%	$21.25	6.3%	7/31/2016
Chemlogix, LLC	NR/NR/NR	12,932	5.7%	$20.86	5.6%	6/30/2016
Total Major Tenants		105,634	46.3%	$24.18	52.6%
Remaining Tenants		100,997	44.3%	$22.82	47.4%
Total Occupied Collateral		206,631	90.6%	$23.52	100.0%
Vacant		21,525	9.4%
Total		228,156	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Cigna Companies occupies 23,207 sq. ft. at the Dublin Hall building and 13,292 sq. ft. at the Gwynedd Hall building. The 23,207 sq. ft. Dublin Hall lease has a termination option with 9 months prior notice and payment of a $274,505 termination fee.

(3)	The UniTek, USA lease has 19,110 sq. ft. expiring in November 2015 and 5,772 sq. ft. expiring in January 2014.
(4)
Fesnak & Associates, LLP has the option to terminate its lease in June 2017 with 24 months prior notice, or in December 2018 with nine months prior notice, and a termination fee payment of unamortized leasing costs.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	2	1,301	0.6%	1,301	0.6%	$19.34	0.5%	0.5%
2013	4	19,019	8.3%	20,320	8.9%	$25.28	9.9%	10.4%
2014	7	18,313	8.0%	38,633	16.9%	$17.98	6.8%	17.2%
2015	12	40,144	17.6%	78,777	34.5%	$23.90	19.7%	36.9%
2016	8	70,954	31.1%	149,731	65.6%	$24.09	35.2%	72.1%
2017	5	22,110	9.7%	171,841	75.3%	$27.73	12.6%	84.7%
2018	2	6,305	2.8%	178,146	78.1%	$22.41	2.9%	87.6%
2019	1	10,079	4.4%	188,225	82.5%	$21.00	4.4%	92.0%
2020	0	0	0.0%	188,225	82.5%	$0.00	0.0%	92.0%
2021	1	16,924	7.4%	205,149	89.9%	$23.00	8.0%	100.0%
2022	0	0	0.0%	205,149	89.9%	$0.00	0.0%	100.0%
Thereafter	1	1,482	0.6%	206,631	90.6%	$0.00	0.0%	100.0%
Vacant	NAP	21,525	9.4%	228,156	100.0%	NAP	NAP
Total / Wtd. Avg.	43	228,156	100.0%			$23.52	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The Sentry Park West loan (the “Sentry Park West Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 228,156 square foot Class A office complex located at 1777 Sentry Parkway West in Blue Bell, Pennsylvania (the “Sentry Park West Property”) with an original principal balance of $31.475 million. The Sentry Park West Loan has a 10-year term and amortizes on a 30-year schedule. The Sentry Park West Loan accrues interest at a fixed rate equal to 4.8870% per annum and has a cut-off date balance of approximately $31.4 million. Loan proceeds were used to retire existing debt of approximately $24.2 million, giving the borrower a return of equity of approximately $5.9 million. Based on the appraised value of $43.5 million as of May 7, 2012, the cut-off date LTV is 72.3% and the remaining implied equity is $12.1 million. The most recent prior financing of the Sentry Park West Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,475,000	100.0%	Loan Payoff	$24,151,065	76.7%
			Reserves	$1,213,402	3.9%
			Closing Costs	$216,418	0.7%
			Borrower Return of Equity	$5,894,115	18.7%
Total Sources	$31,475,000	100.0%	Total Uses	$31,475,000	100.0%

The Borrower / Sponsor.    The borrower, Sentry KPG III, L.P., is a Pennsylvania limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower and nonrecourse carve-out guarantors are Keystone Property Fund III, L.P. and Keystone Property Fund IIIA, L.P., joint and several, and both of which are controlled by the Keystone Property Group.

Keystone Property Group (“KPG”) is a real estate fund operator with a large presence in the greater Philadelphia/Southeast Pennsylvania office market. Founded in 1991 by William Glazer and headquartered in Bala Cynwyd, Pennsylvania, KPG acquires, develops, and manages commercial real estate in the office, flex and industrial sectors. In addition, KPG manages real estate private equity funds. Since 1995, KPG has invested over $329.8 million in 42 assets consisting of 7.1 million square feet, with total project costs of $1.1 billion.

Keystone Property Fund III, L.P. (“Fund III”) was launched in September 2008 and has raised $58.8 million of investor commitments with interest in six assets. Keystone Property Fund IIIA, L.P. (“Fund IIIA”) was formed simultaneously with Fund III as a parallel fund in order to address certain legal, regulatory and tax designations. Investors receive an interest in either Fund III or Fund IIIA depending on whether the investor is a qualified purchaser as defined under the Investment Company Act of 1940.

The Property. The Sentry Park West Property is a five building, 228,156 sq. ft. office park located in Blue Bell, Pennsylvania, just outside of Philadelphia. The office park is comprised of two, four-story Class A office (Gwynedd Hall and Dublin Hall) and two, three-story Class A- office (Abington Hall and Merion Towle Hall) buildings, along with a bank branch building. In addition, the Dublin Hall building includes 10,039 sq. ft. (4.4% of NRA, 7.2% of U/W Base Rent) of medical office space. The buildings were constructed in 1973 and renovated in 2005 and 2012. The 2005 renovation consisted of approximately $10.5 million in base building renovations by KPG to improve the office complex from a Class C asset to a Class A asset. The Sentry Park West Property was initially acquired by Keystone Property Fund I (“Fund I”) in 2004 for $20.4 million. At the time it was 63% leased and considered a Class C office complex. Fund I performed an extensive renovation upgrading the Sentry Park West Property to a Class A asset and increased occupancy to over 90%. In 2006, after completing the redevelopment and lease-up, Fund I refinanced the acquisition and development loan with a $46.3 million loan from GE Capital. In August 2011, the sponsor purchased the note at a discount and did a deed-in-lieu of foreclosure transaction with the Fund I controlled borrower. The only commonality between Fund I and the current nonrecourse carve-out guarantor is the general partner, which owns less than 10% of each fund.

The Sentry Park West Property is 90.6% occupied by 29 tenants as of May 14, 2012, however, the bank branch building has two dark tenants that are paying rent, and are underwritten as vacant. Including these two tenants, the Sentry Park West Property is 92.8% leased. The Sentry Park West Property has 807 parking spaces for a parking ratio of 3.54 spaces per 1,000 sq. ft.

Building Name	Type	Allocated Loan Amount	Total Sq. Ft.	Building Occupancy	% of Total NRA	% of U/W Base Rent
Gwynedd Hall	Class A Office	$13,154,489	90,315	96.3%	39.6%	41.4%
Dublin Hall	Class A Office	13,015,829	89,363	90.6%	39.2%	42.5%
Abington Hall	Class A- Office	2,352,817	22,183	100.0%	9.7%	9.8%
Merion Towle Hall	Class A- Office	2,247,813	21,193	78.2%	9.3%	6.3%
Bank Building(1)	Bank Branch and Antenna	704,051	5,102	0.0%	2.2%	0.0%
Total / Wtd. Average:		$31,475,000	228,156	90.6%	100.0%	100.0%
(1)	The two tenants at the Bank Building are dark and paying rent, but were underwritten as vacant.

Environmental Matters. The Phase I environmental report dated May 25, 2012 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Sentry Park West Property, which is in place.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Major Tenants.
Cigna Companies (36,499 sq. ft., 16.0% of NRA, 20.3% of U/W Base Rent). Cigna Companies (“Cigna”), rated BBB/Baa2/BBB by Fitch/Moody’s/S&P, is one of the largest health service companies in the United States and also operates internationally in 30 countries with more than 70 million customer relationships worldwide. Cigna operates health care, group disability and life segments, providing health care, insurance and related products and services to individuals through employers, brokers and consultants. Cigna is headquartered in Bloomfield, Connecticut and has approximately 30,000 employees. Cigna has been a tenant at the Sentry Park West Property since October 2004 and has spent over $2.125 million ($58.22 PSF) on its space. Cigna occupies 23,207 sq. ft. at the Dublin Hall building and 13,292 sq. ft. at the Gwynedd Hall building. Cigna exercised its five year extension option on the lease at the Gwynedd Hall property in 2009 to be co-terminus with the Dublin Hall lease expiration of 2016. The Dublin Hall lease has one 5-year extension option at 95% of fair market value, with nine months prior notice. In addition, Cigna has a termination option for the 23,207 sq. ft. space at the Dublin Hall building with 9 months prior notice and payment of a $274,505 termination fee.

UniTek, USA (24,882 sq. ft., 10.9% of NRA, 12.4% of U/W Base Rent). UniTek, USA (“UniTek”), rated NR/B2/B+ by Fitch/ Moody’s/S&P, is a national provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, transportation, public safety and satellite industries. Headquartered at the Sentry Park West Property, UniTek has over 6,500 employees throughout over 108 locations in the United States and Canada. UniTek has been at the Sentry Park West Property since 2004 and has expanded five times at a cost of approximately $440,000. UniTek occupies 19,110 sq. ft. on the third floor and 5,772 sq. ft. on the fourth floor. The third floor space expires in November 2015 with one, 5-year extension option and six months prior notice. The fourth floor space expires in January 2014 and may be renewed upon separate written consent from the landlord.

Fesnak & Associates, LLP (16,924 sq. ft., 7.4% of NRA, 8.0% of U/W Base Rent). Fesnak & Associates, LLP (“Fesnak”) provides accounting, consulting, and business advisory services including auditing, valuation, mergers and acquisitions, and capital management services. Clients range from large, privately-held companies to family-owned business, with special focus on companies going through rapid growth, restructuring, or funding negotiations. Fesnak is headquartered at the Sentry Park West Property and has offices in New York City, Allentown, Pennsylvania and Wilmington, Delaware. Since its original lease began in 2005, Fesnak has expanded three times at a cost of approximately $975,000. Fresnak has one, five-year extension option at fair market value, with nine months prior notice. Fresnak also has the option to terminate its lease in June 2017 with 24 months prior notice, or December 2018 with nine months prior notice, and payment of unamortized leasing costs.

The Market.    The Sentry Park West Property is located in Montgomery County within the Philadelphia metropolitan statistical area (“MSA”). The Philadelphia MSA is the fifth largest MSA in the United States with a population of approximately 6 million and employment of approximately 2.6 million. The Philadelphia MSA has a strong presence in healthcare, education, oil and chemicals, telecommunications, food manufacturing and finance. Over the past decade, the Montgomery County unemployment rate has been lower than that of the Philadelphia MSA, with an average unemployment rate of 4.8% in comparison to a 5.9% rate for the Philadelphia MSA. As of February 2012, the Montgomery County unemployment rate was 7.2% in comparison to a 7.6% rate for the Philadelphia MSA.

The Philadelphia office market contains an overall inventory of approximately 286.7 million square feet. The Sentry Park West Property is located within the Plymouth Meeting/Blue Bell submarket, which contains an overall inventory of approximately 8.1 million square feet, of which 3.4 million square feet, or 42%, are considered Class A properties.  Overall submarket vacancy is estimated at 18.6% with asking rent of $24.00 PSF, while Class A vacancy is 24.3% with asking rent of $25.31 PSF. However, the Class A segment is negatively skewed by two projects, one a distressed office campus adjacent to the Sentry Park West Property and the other is new construction. Excluding those two assets, the overall Class A vacancy is 8.0%.

The appraiser identified five lease comparables to the Gwynedd Hall (Class A) and Dublin Hall (Class A) buildings with rents ranging from $22.00 PSF to $28.00 PSF, averaging $23.74 PSF. After adjustments based on location and building quality, the appraiser determined rent of $23.50 PSF. The appraiser also identified five lease comparables to the Abington Hall (Class A-) and Merion Towle Hall (Class A-) buildings with rents ranging from $18.00 PSF to $22.00 PSF, averaging $20.77 PSF. After adjustments based on location and building quality, the appraiser determined rent of $20.00 PSF. The appraiser also determined market rent of $40.00 PSF for the bank branch space and $35.00 for medical office space. The following two charts summarize the comparable leases:

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Summary of Class A Comparable Leases(1)
Building	Tenant	Year Built	Leased Area	Base Rent	Lease Start
Gwynedd Hall	Various	1973	86,953	$23.16	Various
Dublin Hall (2)	Various	1973	70,881	$24.18	Various
IMS Health	Accolade	1987	90,000	$28.00	August 2012
Hillcrest I	Mayo Seitz Media	1966	9,532	$24.25	April 2012
Hillcrest I	Zentek	1966	5,800	$26.75	May 2012
Lakeview One	McDonald’s	1974	17,500	$24.00	September 2011
Madison Bank Building(3)	NAP	1990	1,400	$22.00	May 2012
(1)	Source: Appraisal
(2)	Dublin Hall information excludes 10,039 sq. ft. of medical office space.
(3)	Madison Bank Building is in a lease-up period. Base Rent for the Madison Bank Building represents current asking rent per the appraiser.

Summary of Class A- Comparable Leases(1)
Building	Tenant	Year Built	Leased Area	Base Rent	Lease Start
Abington Hall	Various	1973	22,183	$21.44	Various
Merion Towle Hall	Various	1973	16,575	$18.50	Various
Madison Bank Building(2)	NAP	1990	1,400	$22.00	May 2012
Six Sentry Parkway	Friends Services for the Aging	1987	3,028	$19.00	April 2011
510 Township Line Road	Salvo	1962	6,740	$19.00	May 2011
Plymouth Woods	Arraya Systems	1985	5,738	$18.00	October 2011
Highland Office Center	Bohmora	1973	1,271	$20.50	May 2012
(1)	Source: Appraisal
(2)	Madison Bank Building is in a lease-up period. Base Rent for the Madison Bank Building represents current asking rent per the appraiser.

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 3/31/2012	U/W	U/W PSF
Base Rent(1)	$4,707,559	$4,285,579	$4,251,598	$4,944,577	$21.67
Value of Vacant Space	0	0	0	565,818	2.48
Gross Potential Rent	$4,707,559	$4,285,579	$4,251,598	$5,510,394	$24.15
Total Recoveries	644,140	508,808	543,902	439,983	1.93
Total Other Income	29,640	30,961	44,130	78,542	0.34
Less: Vacancy(2)	0	0	0	(565,818)	(2.48)
Effective Gross Income	$5,381,339	$4,825,348	$4,839,629	$5,463,102	$23.94
Total Operating Expenses	2,100,582	2,091,562	2,107,113	2,166,023	9.49
Net Operating Income	$3,280,758	$2,733,786	$2,732,517	$3,297,079	$14.45
TI/LC	0	0	0	169,789	0.74
Capital Expenditures	0	0	0	68,447	0.30
Net Cash Flow	$3,280,758	$2,733,786	$2,732,517	$3,058,843	$13.41
(1)	U/W Base Rent includes $85,561 in contractual step rent through June 2013.
(2)	U/W Vacancy of 9.4% of gross income and is based on in place economic vacancy.

Property Management.    The Sentry Park West Property is managed by Keystone Property Group, L.P., a borrower affiliate.

Lockbox / Cash Management.    The Sentry Park West Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1777 Sentry Parkway West Blue Bell, PA 19422	Collateral Asset Summary Sentry Park West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,440,657 72.3% 1.53x 10.5%

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) a Cigna Sweep Period (as defined below), or (iii) the debt service coverage ratio for the trailing 12-month period is less than 1.20x on the last day of the calendar quarter.

A “Cigna Sweep Period” occurs if Cigna Companies gives notice to exercise its termination option, or does not exercise its lease renewal option by the date the tenant is required to give notice to renew,

Initial Reserves.    At closing, the borrower deposited (i) $172,603 into a tax reserve account, (ii) $500,000 the TI/LC reserve account, (iii) $111,209 into the rent abatement reserve and (iv) $429,590 into the existing TI/LC reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $29,221 into a tax reserve account and (ii) $5,704 into a capital expenditure account subject to a cap of $206,000. If the TI/LC reserve falls below $450,000, monthly deposits of $19,013 will be required. In addition the borrower will be required to make monthly deposits equal to 1/12 the annual insurance premiums if a blanket insurance policy is no longer in place at the Sentry Park West Property. Upon partial defeasance of an individual property, the monthly replacement reserve and TI/LC deposits will be reduced by an amount attributable to the property that is released. During a Cigna Sweep Period, all excess cash will be deposited into the Cigna Sweep reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. On any date after the defeasance lockout period ends, the borrower may defease a portion of the outstanding principal balance of the Sentry Park West Loan and obtain the release of one or more buildings from the lien of the security interest, provided, among other things: (i) the borrower provides defeasance collateral in an amount equal to the greater of 100% of the net sales proceeds and 120% of the allocated loan amount for the individual building being released, (ii) the DSCR for the remaining property is no less than the greater of (a) the DSCR at closing and (b) the DSCR immediately prior to such release, and (iii) the LTV for the remaining property is no more than 72.36%. In addition, in connection with a partial release, the borrower may convert the entire Sentry Park West Property (including the building to be released) into a condominium structure, subject to the lender’s prior consent.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6060 Marsha Sharp Freeway Lubbock, TX 79407	Collateral Asset Summary Canyon West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,250,000 69.3% [1.54]x 10.4%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	ADD McKinney Holdings LLC; Texas		Collateral:	Fee Simple
	Red Mud Creek Capital Partners, Ltd.		Location:	Lubbock, TX
Borrower:	Canyon Hubwest Ten LLC		Year Built / Renovated:	2007 / NAP
Original Balance:	$31,250,000		Total Sq. Ft.:	583,782
Cut-off Date Balance:	$31,250,000		Total Collateral Sq. Ft.(3)	268,090
% by Initial UPB:	-.-%		Property Management:	Canyon West Management, L.L.C.
Interest Rate:	[4.9000]%		Underwritten NOI:	$3,261,973
Payment Date:	11th of each month		Underwritten NCF:	$3,073,226
First Payment Date:	September 11, 2012		Appraised Value:	$45,100,000
Maturity Date:	August 11, 2022		Appraisal Date:	May 21, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI(4)
Call Protection:	L(24), D(92), O(4)		TTM NOI:	$2,914,877 (T-12 April 30, 2012)
Lockbox / Cash Management:	Hard / Springing		2011 NOI:	$2,981,126 (December 31, 2011)
			2010 NOI:	$2,889,580 (December 31, 2010)
Reserves(1)			2009 NOI:	$2,659,447 (December 31, 2009)
	Initial	Monthly
Taxes:	$[346,667]	[$43,333]	Historical Occupancy(2)(4)
Insurance:	$[34,071]	[$4,259]	Current Occupancy(5):	93.8% (April 30, 2012)
Replacement:	$0	$3,351	2011 Occupancy:	92.6% (June 30, 2011)
TI/LC:	$0	$11,170	2010 Occupancy:	91.6% (December 31, 2010)
Required Repairs:	$0	NAP	2009 Occupancy:	88.9% (December 31, 2009)
Firehouse Reserve:	$50,000	$0
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on Total Collateral Sq. Ft.
(3)   Excludes the non-owned shadow anchors Target, Sam’s Club, and Main Event Entertainment Center.
(4)   The Canyon West Property was built in 2007. The historical NOI and occupancy reflect the performance during lease up and stabilization of the Canyon West Property.
(5)   97.2% based on Total Sq. Ft. (including non-owned shadow anchors).

GNC Reserve:	$56,378	$0

Financial Information
Cut-off Date Balance / Sq. Ft.(2):	$117
Balloon Balance / Sq. Ft. (2):	$96
Cut-off Date LTV:	69.3%
Balloon LTV:	[56.8]%
Underwritten NOI DSCR:	[1.64]x
Underwritten NCF DSCR:	[1.54]x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	9.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6060 Marsha Sharp Freeway Lubbock, TX 79407	Collateral Asset Summary Canyon West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,250,000 69.3% [1.54]x 10.4%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
				Expiration

Non-Collateral Anchors
Target	A-/A2/A+	126,858	NAP	NAP	NAP	NAP	NAP
Sam’s Club	AA/Aa2/AA	123,917	NAP	NAP	NAP	NAP	NAP
Main Event Entertainment Center	NR/NR/NR	64,917	NAP	NAP	NAP	NAP	NAP
Total Non-Collateral Anchors		315,692

Collateral Anchors/Majors
Burlington	NR/Caa1/B-	80,009	29.8%	1/31/2018	$8,293	$104	13.0%
Ross Dress for Less	NR/NR/BBB+	30,187	11.3%	1/31/2019	NAP	NAP	NAP
Office Depot	NR/Caa1/B-	21,500	8.0%	11/30/2019	NAP	NAP	NAP
PetSmart	NR/NR/BB+	20,091	7.5%	8/31/2018	NAP	NAP	NAP
Cost Plus	NR/NR/NR	18,300	6.8%	1/31/2019	NAP	NAP	NAP
DSW	NR/NR/NR	16,105	6.0%	1/31/2019	$3,568	$222	7.9%
Ulta	NR/NR/NR	10,205	3.8%	7/31/2018	NAP	NAP	NAP
Total Collateral Anchor/Major Tenants		196,397	73.3%		$11,861	$123	11.5%

In-line Tenants		55,108	20.6%		$11,348	$293	8.2%
Total Occupied Collateral		251,505	93.8%

Vacant		16,585	6.2%
Total Collateral Sq. Ft.		268,090	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower as of the most recent period available for each tenant and include tenants who have at least 12 months of reported sales.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	1	5,006	1.9%	5,006	1.9%	$18.00	2.6%	2.6%
2014	1	5,003	1.9%	10,009	3.7%	$22.00	3.1%	5.7%
2015	1	1,500	0.6%	11,509	4.3%	$22.00	0.9%	6.6%
2016	2	5,552	2.1%	17,061	6.4%	$21.32	3.4%	10.0%
2017	2	4,500	1.7%	21,561	8.0%	$24.56	3.1%	13.1%
2018(2)	7	130,154	48.5%	151,715	56.6%	$13.14	48.6%	61.7%
2019(2)	6	98,122	36.6%	249,837	93.2%	$13.33	37.2%	98.9%
2020	0	0	0.0%	249,837	93.2%	$0.00	0.0%	98.9%
2021	0	0	0.0%	249,837	93.2%	$0.00	0.0%	98.9%
2022	1	1,668	0.6%	251,505	93.8%	$23.85	1.1%	100.0%
Thereafter	0	0	0.0%	251,505	93.8%	$0.00	0.0%	100.0%
Vacant	NAP	16,585	6.2%	268,090	100.0%	NAP	NAP
Total / Wtd. Avg.	21	268,090	100.0%			$13.99	100.0%

(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and are not considered in the lease rollover schedule.

(2)	The Canyon West Loan is structured with various cash traps associated with tenants who have leases expiring during this period. See “Lockbox/Cash Management” herein.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6060 Marsha Sharp Freeway Lubbock, TX 79407	Collateral Asset Summary Canyon West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,250,000 69.3% [1.54]x 10.4%

The Loan.    The Canyon West loan (the “Canyon West Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 268,090 square foot Class A power center located at 6060 Marsha Sharp Freeway, Lubbock, TX (the “Canyon West Property”) with an original principal balance of $31.25 million.  The Canyon West Loan has a 10-year term and amortizes on a 30-year schedule.  The Canyon West Loan accrues interest at a fixed rate equal to [4.9000]% and has a Cut-off Date Balance of $31.25 million.  Loan proceeds along with $[772,703] of equity from the borrower were used to retire the existing debt for approximately $31.3 million, fund upfront reserves, and cover closing costs.  Based on the appraised value of $45.1 million as of May 21, 2012, the Cut-off Date LTV is 69.3% and the remaining implied equity is $13.85 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,250,000	[97.6]%	Loan Payoff	$[31,319,658]	[97.8]%
Sponsor Equity	$[772,703]	[2.4]%	Reserves	$487,116	[1.4]%
			Closing Costs	$[250,000]	[0.8]%
Total Sources	$[32,022,703]	100.0%	Total Uses	$[32,022,703]	100.0%

The Borrower / Sponsor.    The borrower, Canyon Hubwest Ten LLC, is a single purpose, single member Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsors of the borrower are Artemio de la Vega and Charles Hodges, who are also the sole owners and managers of the affiliated nonrecourse carve-out guarantors.

Artemio de la Vega is the founder and president of De La Vega Development, an acquisition, development, and asset management firm.  In addition to developing the Canyon West Property, Mr. De La Vega developed and recently sold a 750,000 square foot shopping center in El Paso, Texas known as Las Palmas Marketplace.  Charles Hodges is a founder and partner in Hodges & Associates, a nationally recognized architectural firm that was founded in 1977.  Hodges & Associates has over 40 million square feet of built space across the United States.

The Property.  The Canyon West Property consists of 268,090 square feet in a Class A power center totaling 583,782 square feet.  The center was constructed in 2007 and consists of 4 single-story buildings located on the northeast corner of the Marsha Sharp Freeway and Milwaukee Avenue in Lubbock, Texas.  In-line tenants who have been in occupancy and reporting sales for at least 12 months had sales of $293 PSF and an occupancy cost of 8.2%, based off the most recent period reported.  As of April 30, 2012, the Canyon West Property was 93.8% occupied based on owned collateral and 97.2% occupied based on total square footage.

The Canyon West Property is occupied by seven anchor/major tenants including: Burlington, Ross Dress for Less, Office Depot, PetSmart, Cost Plus, DSW, and Ulta.  These anchor/major tenants account for 73.3% of the owned collateral with the remaining space occupied by 14 in-line tenants.  In addition, the Canyon West Property is shadow anchored by Target (non-owned), Sam’s Club (non-owned), and Main Event Entertainment Center (non-owned).  Tenant sales at the Canyon West Property are shown in the table below.

Historical Sales PSF(1)
	2009	2010	2011	TTM 4/30/2012
Burlington	$97	$97	$104	NAV
DSW	$161	$184	$218	$222

In-line Tenants
Kirkland’s	$351	$346	$286	NAV
Lifeway Christian	$180	$173	$183	$189
Rack Room Shoes	NAV	$128	$143	NAV
Rue21	$327	$332	$326	NAV
Lane Bryant	$313	$339	$400	$402
Justice	$284	$322	$349	$359
Luxury Nails	NAV	$264	$417	NAV
(1) Historical Sales PSF is based on historical operating statements provided by the borrower.

Environmental Matters.  The Phase I environmental report dated July 9, 2012 identified no recognized environmental conditions and recommended no further action at the Canyon West Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6060 Marsha Sharp Freeway Lubbock, TX 79407	Collateral Asset Summary Canyon West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,250,000 69.3% [1.54]x 10.4%

The Market.  The Canyon West Property is located in the South Outer Submarket of Lubbock, Texas approximately 7 miles southwest of Texas Tech University, a major demand driver in Lubbock.  Texas Tech University is the second largest contiguous campus in the United States and had reported enrollment exceeding 30,000 students for spring 2012.  In 2011, the population and estimated average household income were 161,911 and $59,981, respectively, within a five mile radius of the Canyon West Property.  The population growth within the five mile radius has been approximately 1.3% per year over the last ten years.

The total retail market in Lubbock is comprised of 2,285 properties totaling 24,058,974 square feet. The South Outer Lubbock submarket is the third largest submarket in Lubbock with 5,170,564 square feet of retail space, making up 21.5% of the market. After absorbing 66,357 square feet and delivering no new space in the second quarter 2012, retail occupancy in the South Outer Lubbock submarket increased from 94.7% at the end of the first quarter 2012 to 96.0% at the end of the second quarter 2012.  The South Outer Lubbock submarket retail occupancy is consistent with the overall Lubbock market retail occupancy.

The following chart is the appraiser’s summary of comparable retail properties:

Competitive Set (1)
Name	Canyon West Property	Frankford Plaza	South Plains Crossing	Central Plaza	South Plains Plaza	Lubbock Parkade	The Village
Distance from Subject	NAP	0.7 miles E	1.9 miles E	2.0 miles E	2.1 miles E	2.8 miles E	3.3 miles E
Property Type	Power Center	Neighborhood Center	Power Center	Power Center	Power Center	Power Center	Neighborhood Center
Year Built / Renovated	2007 / NAP	2001 / 2007	1996 / 1999	1979 / 2000	1994 / NAP	1985 / NAP	1982 / NAP
Total Occupancy	93.8%	83%	91%	100%	96%	93%	96%
Total Size (Sq. Ft.)	268,090	75,248	144,965	164,379	134,716	148,204	42,000
Anchors / Major Tenants	Burlington, Ross, Office Depot, PetSmart, Cost Plus, DSW, Ulta	Ashley Furniture, American General, Rockwood Furniture	Hobby Lobby, Spec’s Liquor, Avenue	Bed Bath & Beyond, Old Navy, Staples, Shoe Carnival	PetSmart, Office Max, Michael’s, Rooms-to-Go	SteinMart, Mardel, TJ Maxx, Hancock Fabrics	Starbucks, Zio’s Italian Kitchen, Red Mango
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	TTM (4/30/2012)	U/W(1)	U/W PSF
Base Rent	$3,045,307	$3,295,560	$3,258,396	$3,519,354	$13.13
Value of Vacant Space	0	0	0	311,143	1.16
Gross Potential Rent	$3,045,307	$3,295,560	$3,258,396	$3,830,497	$14.29
Total Recoveries	1,058,102	901,131	885,411	1,074,359	4.01
Total Other Income	0	0	0	0	0.00
Less: Vacancy(2)	0	0	0	(388,465)	(1.45)
Effective Gross Income	$4,103,409	$4,196,691	$4,143,807	$4,516,391	$16.85
Total Operating Expenses	1,213,829	1,215,565	1,228,930	1,254,418	4.68
Net Operating Income	$2,889,580	$2,981,126	$2,914,877	$3,261,973	$12.17
TI/LC	0	0	0	148,534	0.55
Capital Expenditures	0	0	0	40,214	0.15
Net Cash Flow	$2,889,580	$2,981,126	$2,914,877	$3,073,226	$11.46
(1)	U/W Effective Gross Income includes $74,495 in contractual rent steps through August 1, 2013 as well as two recently executed leases in June 2012 and July 2012.
(2)	U/W Vacancy of $388,465 is based on actual economic vacancy of 7.9%.

Property Management.  The Canyon West Property is managed by Canyon West Management, L.L.C., an affiliate of the borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6060 Marsha Sharp Freeway Lubbock, TX 79407	Collateral Asset Summary Canyon West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,250,000 69.3% [1.54]x 10.4%

Lockbox / Cash Management.  The Canyon West Loan is structured with a hard lockbox and springing cash management.

The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are transferred once every business day to the borrower until the commencement of a Cash Management Period (as defined below), at which time amounts in the lockbox account will be swept daily to a cash management account under the control of the lender.  Amounts in the cash management account will be used to pay monthly debt service payments and any reserves due under the Canyon West Loan documents with any excess amounts remaining in this account returned to the borrower in accordance with the Canyon West Loan documents.

A “Cash Management Period” occurs upon (i) the commencement of a Cash Trap Period (defined below), or (ii) the actual DSCR is not at least 1.10x at the end of two consecutive calendar quarters until the actual DSCR is at least 1.15x for two consecutive calendar quarter.

A “Cash Trap Period” commences upon: (i) the occurrence of any event of default; (ii) any bankruptcy of borrower, guarantor or property manager; (iii) a Burlington Cash Trap Period (as defined below); or (iv) a Cost Plus/DSW/Ross Cash Trap Period (as defined below).  During a Cash Trap Period as a result of (i) or (ii) above, the loan documents provide that all excess cash flow be held by lender as additional collateral for the Canyon West Loan.  During a Burlington Cash Trap Period and/or a Cost Plus/DSW/Ross Cash Trap Period, the loan documents provide that excess cash be held by lender for re-tenanting purposes.

A “Burlington Cash Trap Period”  (A) commences on the date that is the earlier of (1) January 31, 2017, or in the event that the sales under the Burlington lease are $110.00 PSF or greater (as determined by lender based upon tenant’s monthly sales reports), July 31, 2017, or (2) the date Burlington provides notice of its intention to vacate its leased premises or “go dark” or upon any bankruptcy of Burlington and (B) terminates on the date either (1) the Burlington reserve account has reached a balance equal to 12 months rent under the Burlington lease, or (2) the Burlington lease is renewed, or a replacement tenant executes a new triple net lease for such premises for at least five years at a base rent at least $9.00 PSF with no material modifications.

A “Cost Plus/ DSW/Ross Cash Trap Period” (A) commences on the earlier of January 31, 2018 or the date the tenant under any such lease provides notice of its intent to terminate and (B) terminates on the date either (1) the Cost Plus/DSW/Ross reserve account has reached a balance equal to 12 months’ of rents under each of the respective leases, or (2) at least two of the tenants under such leases renew their respective leases, or two replacement tenants execute new triple net leases with no material modifications, provided that each such renewal or new lease is triple net for at least five years at a base rent at least equal to $12.50 PSF (Cost Plus premises), $13.60 PSF (DSW premises) and $10.50 PSF, (Ross premises).

Initial Reserves.  At closing, the borrower deposited (i) $[346,667] into a real estate tax reserve, (ii) $[34,071] into an insurance reserve, (iii) $50,000 into the Firehouse Reserve for unfunded tenant improvements, and (iv) $56,378 into the GNC Reserve for unfunded tenant improvements and unpaid rent.

Ongoing Reserves.  On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $[43,333], into a tax reserve account, (ii) 1/12 of the annual insurance premium, which currently equates to [$4,259], into an insurance reserve account, (iii) $3,351 into a replacement reserve account, and (iv) $11,170 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.